As filed with the U.S. Securities and Exchange Commission on July 27, 2021.

Registration No. 333-251946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harbor Custom Development, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	1531	46-4827436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sterling Griffin, Chief Executive Officer and President

Harbor Custom Development, Inc.

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynne Bolduc, Esq.
Fitzgerald Yap Kreditor, LLP
2 Park Plaza, Suite 850
Irvine, California 92614
Tel: (949) 788-8900
Fax: (949) 788-8980

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Harbor Custom Development, Inc. (the “Company”) filed (i) a Registration Statement on Form S-1 (File No. 333-251946) which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 12, 2021 and (ii) a Registration Statement on Form S-1/MEF (File No. 333-256918) which was filed on January 12, 2021 and became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 429 under the Securities Act, the prospectus contained in both previous Registration Statements (collectively, the “Registration Statement”) have been combined in the prospectus contained in this Post-Effective Amendment to Form S-1 (this “Post Effective Amendment”).

This Post-Effective Amendment is being filed in order to update and supplement the information contained in the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 that was filed with the SEC on May 17, 2021.

The Registration Statement originally registered the sale to the underwriter of (i) 8,000,000 shares of common stock and an additional 1,200,000 shares of common stock to cover over-allotments, if any (the “Primary Offering”), (ii) warrants to purchase 400,000 shares of common stock at an exercise price of $3.75 (the “Underwriter’s Warrants”); and (iii) 400,000 shares of common stock underlying the Underwriter’s Warrants (the “Warrant Shares”). All securities registered for sale pursuant to the Primary Offering and the Underwriter’s Warrants were purchased by the underwriter on January 15, 2021 pursuant to the terms of the Underwriting Agreement. This Post-Effective Amendment now updates the Registration Statement for the sale of the Warrant Shares to the Underwriter issuable from time to time upon exercise of the Underwriter’s Warrants, all of which are unexercised as of the date of this filing.

No additional securities are being registered under this Post-Effective Amendment.

The Company previously paid to the SEC the entire registration fee relating to the shares of common stock that are the subject of this Post-Effective Amendment.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 27, 2021

400,000 Shares of Common Stock

Issuable Upon the Exercise of Warrants

Harbor Custom Development, Inc.

We are offering up to 400,000 shares of our common stock, no par value per share, issuable upon the exercise of warrants issued on January 15, 2021, pursuant to a public offering to the representatives of the underwriter (the “Representative’s Warrants”), ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), with an exercise price of $3.75 per share.

In order to obtain the shares of common stock to which this prospectus relates, the holders of the Representative’s Warrants must pay the exercise price of $3.75. We will receive proceeds from any exercise of the Representative’s Warrants, but not from the sale of the underlying common stock. Please see the section titled “Plan of Distribution” for more information.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HCDI.” We also have our Series A Preferred Shares listed on Nasdaq under the symbol “HCDIP” and certain warrants listed on Nasdaq under the symbol “HCDIW.” On July 26, 2021, the last reported sale price of our common stock was $2.92 per share.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements. (See “Prospectus Summary—Implications of Being an Emerging Growth Company.”)

Investing in our securities involves a high degree of risk. (See “Risk Factors” beginning on page 5.)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2021

We are a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of projects infrastructure, home building, marketing, and sales of various residential projects in Western Washington’s Puget Sound region. We have active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Allyn, Belfair, and Port Orchard in the state of Washington. Additionally, we have purchased real estate for development in California and Texas.

Our business strategy is focused on the acquisition of land to develop property for the construction and sale of residential lots, home communities, and multi-family properties within a 30 to 60 minute commute to the Seattle metro employment corridor and our planned expansion into other similar markets in the United States.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Harbor Custom Development, Inc. and its subsidiaries and affiliates, formerly known as Harbor Custom Homes, Inc., and including our predecessor, Harbor Custom Homes, LLC; and references to “Harbor LLC” or “our predecessor” refer to Harbor Custom Homes, LLC and (except for financial statement information, except as otherwise noted) its predecessors and affiliates.

This updated prospectus is part of the original Registration Statement that we filed with the SEC which was declared effective on January 12, 2021. You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We and the underwriter are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This prospectus describes the specific details regarding this offering and the terms and conditions of our securities being offered hereby and the risks of investing in our securities. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this prospectus or any free writing prospectus to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our common stock.

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MARKET AND INDUSTRY DATA

This prospectus includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other independent information publicly available to us. Statements as to our market position are based on market data currently available to us. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information obtained from these sources. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources.

We believe our internal research is reliable, even though such research has not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

In addition, forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this prospectus. Trademarks used in this prospectus are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In addition, certain market and industry data has been obtained from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We have not independently verified the data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read this entire prospectus carefully, including, in particular, the “Risk Factors” section of this prospectus.

Our Company

We are a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, and sales of various single-family and condominium projects in Washington, California, and Texas, with further potential expansion in Florida. We have constructed single-family communities and homes in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, and Port Orchard in the state of Washington, and have single-family homes in various early stages of plan development in California and Texas. Our business strategy is focused on the acquisition of land to develop property for the construction and sale of residential lots, home communities, or condominium properties within a 30 to 60-minute commute to major metropolitan employment corridors.

Our portfolio of offered lots, home plans, and finishing options, coupled with a historic low inventory of residential housing and condominiums in our principal geographic areas, currently provide a diverse product portfolio and an opportunity to increase revenue and overall market share. In addition to our single-family residential projects, we plan to build and sell townhomes and condominiums and have commenced land development for two condominium sites.

Since 2015, we have grown quickly with increasing revenues each year of operation. For the three months ended March 31, 2021 and March 31, 2020, our total revenues were $13,874,200 and $9,941,000, respectively. For the years ended December 31, 2020 and December 31, 2019, our total revenues were $50,397,000 and $30,953,500, respectively. On March 31, 2021, our backlog of fully executed contracts for the sale of residential lots were $8,910,000 and were $2,743,238 for single-family homes.

With over $8,700,000 in heavy equipment, our infrastructure development division efficiently constructs a diverse range of residential communities and improved lots in a cost-effective manner. We utilize heavy equipment to develop raw land and through this process create residential subdivisions and multi-family communities. The equipment is primarily used for land clearing, site development, public and private road improvements, and installation of wet utilities such as sewer, water, and storm sewer lines, in addition to construction of dry utilities lines for power, gas, telephone, and cable service providers.

We own or control 23 communities in Washington, Texas, and California containing an aggregate of over 1,100 lots and 250 acres in various stages of development.

The core of our business plan is to acquire and develop land strategically, based on our understanding of population growth patterns, geo-economic forces, entitlement restrictions, and infrastructure development. We focus on locations within our target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. We believe that these conditions create strong demand for new housing, and these locations represent what we believe to be attractive opportunities for long-term and sustainable growth.

Our business strategy is focused on the acquisition of land for development purposes and the design, construction, and sale of residential lots, single-family homes, town homes, and condominiums in the Puget Sound region of Western Washington, with further expansion underway into similar markets in California, Texas, and potentially Florida.

Our strategy is driven by the following: (i) to provide superior quality and homeowner experience and service; (ii) expansion into new and complementary markets; (iii) adherence to our core operating principles to drive consistent long-term performance; and (iv) focus on efficient operations.

We have been operating in Western Washington’s Puget Sound region since our founding in 2014.

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Summary Risk Factors

An investment in the shares of our common stock involves risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this prospectus before investing in our common stock.

●	Adverse changes in general economic conditions could reduce the demand for homes and, as a result, could have a material adverse effect on us.

●	Our long-term growth depends upon our ability to successfully identify and acquire desirable land parcels for residential build-out.

●	If homebuyers are not able to obtain suitable financing, our results of operations may decline.

●	Difficulty in obtaining sufficient capital could result in an inability to acquire land for our developments or increased costs and delays in the completion of development projects.

●	Our operating performance is subject to risks associated with the real estate industry.

●	Failure to manage land acquisitions and development and construction processes could result in significant cost overruns or errors in valuing sites.

●	We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements available to emerging growth companies, our common stock may be less attractive to investors.

●	The rising cost of materials due to supply chain constraints related to the COVID-19 pandemic, but the extent to which the COVID-19 pandemic will further impact our results and operations will depend on future developments that are highly uncertain and cannot be predicted

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Corporate Information

We were formed as a Washington limited liability company in February 2014, and we converted into a Washington corporation pursuant to the Washington Business Corporation Act (the “WBCA”) effective October 1, 2018. We changed our name from Harbor Custom Homes, Inc. to Harbor Custom Development, Inc. on August 1, 2019. We own the registered trademark of “Harbor Custom Homes” in the United States.

Our principal executive offices are located at 11505 Burnham Dr. Suite 301, Gig Harbor, Washington 98332. Our main telephone number is (253) 649-0636. Our website is www.harborcustomdev.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, among other matters:

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;

●	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit partner rotation;

●	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies.

We would cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our Initial Public Offering (as defined below), (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700,000,000 as of the end of the second quarter of that fiscal year.

Preferred Offering

On June 9, 2021, we entered into an underwriting agreement with ThinkEquity in connection with a public offering (“Preferred Offering”) of an aggregate of 1,200,000 shares of 8.0% Series A Cumulative Convertible Preferred Stock (“Series A Preferred Shares”) and 3,600,000 warrants to purchase common stock at $5.00 per share. In addition, we granted ThinkEquity an over-allotment option to purchase up to an additional 180,000 Series A Preferred Shares and 540,000 warrants. On June 9, 2020, ThinkEquity exercised the over-allotment option with respect to 540,000 warrants and on June 28, 2021, ThinkEquity partially exercised its over-allotment option with respect to 60,555 Series A Preferred Shares.

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THE OFFERING

Securities offered by us	400,000 shares of common stock issuable upon the exercise of the Representative’s Warrants, which have an exercise price of $3.75 per share.

Common stock outstanding	14,890,094 shares of common stock outstanding prior to this Offering; assuming the exercise of all of the Representative’s Warrants after this Offering, there will be 15,290,094 shares of common stock outstanding.

Use of proceeds

In order to obtain the shares of common stock underlying the Representative’s Warrants, the holders thereof must pay the exercise price of $3.75 per share. We will receive proceeds from any exercises of the Representative’s Warrants, but not from the sale of the underlying common stock. We currently expect to use the net proceeds from this offering for (i) land acquisition, construction, and development and (ii) working capital. (See “Use of Proceeds.”)

Dividend policy	We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its discretion. (See “Dividend Policy.”)

Risk factors	Investing in our securities involves a high degree of risk. (See “Risk Factors.”)

Stock exchange symbol	Our common stock is listed on Nasdaq under the symbol “HCDI.” We also have our Series A Preferred Stock and certain warrants listed on Nasdaq under the symbols “HCDIP” and “HCDIW,” respectively.

The outstanding share information in the table above is based on 14,890,094, shares of our common stock outstanding as of the date of this prospectus, and:

●	reflects 1-for-2.22 reverse split of our common stock, which was effected on April 15, 2020;

●	excludes 1,260,555 Series A Preferred Shares (HCDIP) convertible into common stock;

●	excludes 4,140,000 warrants convertible to common stock at an exercise price of $5.00 (HCDIW);

●	excludes 12,000 Series A Preferred Shares convertible int common stock; and 36,000 shares of common stock issuable upon the exercise of the warrants issued to the representatives of ThinkEquity during the Preferred Offering;

●	excludes 400,000 shares of common stock issuable upon exercise of the warrants issued to the representatives of ThinkEquity during the Follow On Offering;

●	includes 17,000 vested restricted stock units issued under our 2020 Restricted Stock Plan as of the date of this prospectus;

●	excludes 17,000 restricted stock units issued but not vested under our 2020 Restricted Stock Plan as of the date of this prospectus;

●	excludes 278,550 shares of our common stock reserved for future issuance in connection with awards under our 2018 Equity Incentive Plan; and

●	excludes 666,000 shares of our common stock reserved for future issuance in connection with awards under our 2020 Restricted Stock Plan.

(See “Description of Capital Stock.”)

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RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our securities, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition, and results of operations could be materially and adversely affected, in which case the trading price of our securities could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks Related to Our Business

Adverse changes in general economic conditions could reduce the demand for homes and, as a result, could have a material adverse effect on us.

The residential homebuilding industry is cyclical and is highly sensitive to changes in local and general economic conditions that are outside our control, including:

●	the availability of financing for acquisitions;

●	the availability of construction and permanent mortgages;

●	the supply of developable land in our markets;

●	the supply of building materials and appliances;

●	levels of employment, job and personal income growth, and household debt-to-income levels;

●	the availability of financing for homebuyers;

●	private and federal mortgage financing programs and federal, state, and local regulation of lending practices;

●	short- and long-term interest rates;

●	federal and state income tax provisions, including provisions for the deduction of mortgage interest payments;

●	real estate taxes;

●	inflation;

●	the ability of existing homeowners to sell their existing homes at prices that are acceptable to them;

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●	housing demand from population growth and demographic changes (including immigration levels and trends in urban and suburban migration);

●	the supply of new or existing homes and other housing alternatives, such as apartments and other residential rental property; and

●	U.S. and global financial system and credit markets, including stock market and credit market volatility.

Our long-term growth depends upon our ability to successfully identify and acquire desirable land parcels for residential build-out.

Our future growth depends upon our ability to successfully identify and acquire attractive land parcels for development of our single-family homes at reasonable prices and with terms that meet our underwriting criteria. Our ability to acquire land parcels for new single-family homes may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, and other market conditions. If the supply of land parcels appropriate for development of single-family homes is limited because of these factors, or for any other reason, our ability to grow could be significantly limited, and the number of homes that we build and sell could decline. Additionally, our ability to begin new projects could be impacted if we elect not to purchase land parcels under option contracts. To the extent that we are unable to purchase land parcels timely or enter into new contracts for the purchase of land parcels at reasonable prices, our home sales revenue and results of operations could be negatively impacted.

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Our geographic concentration could materially and adversely affect us if the homebuilding industry in our current markets should decline.

Our business strategy is focused on the design, construction, and sale of single-family homes in Western Washington’s Puget Sound region. We plan to expand into the commuter communities serving other regions in the United States following high-technology job growth. Such markets may include Portland, Oregon; Boise, Idaho; Denver, Colorado; Salt Lake City, Utah; Sacramento, California, and Austin, Texas. Because we expect our operations will be concentrated in these areas, a prolonged economic downturn in one or more of these areas, particularly within Western Washington, Oregon, or Colorado, could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations, and a disproportionately greater impact on us than other homebuilders with more diversified operations. For the fiscal years ended December 31, 2020 and 2019, we generated all of our revenues from our real estate inventory in Washington.

Any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have an adverse impact on us.

In the United States, the unemployment rate was 5.9% as of the end of June 2021, according to the U.S. Bureau of Labor Statistics (the “BLS”). However, due to the recent COVID-19 pandemic, the unemployment rate is expected to rise at a level that is uncertain at this time. People who are not employed, are underemployed, or are concerned about the loss of their jobs are less likely to purchase new homes, may be forced to try to sell the homes they own, and may face difficulties in making required mortgage payments. Therefore, any increase in unemployment or underemployment may lead to an increase in the number of loan delinquencies and property repossessions and have an adverse impact on us both by reducing demand for the homes we build and by increasing the supply of homes for sale.

If homebuyers are not able to obtain suitable financing, our results of operations may decline.

A substantial majority of our homebuyers finance their home purchases through lenders that provide mortgage financing. The availability of mortgage credit remains constrained in the United States, due in part to lower mortgage valuations on properties, various regulatory changes, and lower risk appetite by lenders, with many lenders requiring increased levels of financial qualification, lending lower multiples of income, and requiring greater deposits. First-time homebuyers are generally more affected by the availability of financing than other potential homebuyers. These buyers are an important source of our demand. A limited availability of home mortgage financing may adversely affect the volume of our home sales and the sales prices we achieve in the United States.

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During the recent past, the mortgage lending industry in the United States has experienced significant instability, beginning with increased defaults on subprime loans and other nonconforming loans and compounded by expectations of increasing interest payment requirements and further defaults. This in turn resulted in a decline in the market value of many mortgage loans and related securities. In response, lenders, regulators, and others questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in recent years. Credit requirements have tightened, and investor demand for mortgage loans and mortgage-backed securities has declined. The deterioration in credit quality during the downturn had caused almost all lenders to stop offering subprime mortgages and most other loan products that were not eligible for sale to the Federal National Mortgage Association (“Fannie Mae”) or Federal Home Loan Mortgage Corporation (“Freddie Mac”), or loans that did not conform to Fannie Mae, Freddie Mac, the Federal Housing Administration (the “FHA”) or the Veterans Administration (the “VA”) requirements. Fewer loan products, tighter loan qualifications and a reduced willingness of lenders to make loans may continue to make it more difficult for certain buyers to finance the purchase of our homes. These factors may reduce the pool of qualified homebuyers and make it more difficult to sell to first-time and move-up buyers who have historically made up a substantial part of our customers. Reductions in demand adversely affected our business and financial results during the downturn, and the duration and severity of some of their effects remain uncertain. The liquidity provided by Fannie Mae and Freddie Mac to the mortgage industry has been very important to the housing market. These entities have required substantial injections of capital from the federal government and may require additional government support in the future. Several federal government officials have proposed changing the nature of the relationship between Fannie Mae and Freddie Mac and the federal government and even nationalizing or eliminating these entities entirely. If Fannie Mae and Freddie Mac were dissolved or if the federal government determined to stop providing liquidity support to the mortgage market, there would be a reduction in the availability of the financing provided by these institutions. Any such reduction would likely have an adverse effect on interest rates, mortgage availability, and our sales of new homes. The FHA insures mortgage loans that generally have lower loan payment requirements and qualification standards compared to conventional guidelines, and as a result, continue to be a particularly important source for financing the sale of our homes. In recent years, lenders have taken a more conservative view of FHA guidelines causing significant tightening of borrower eligibility for approval. Availability of condominium financing and minimum credit score benchmarks have reduced opportunity for those purchasers. In the near future, further restrictions are expected on FHA-insured loans, including limitations on seller-paid closing costs and concessions. This or any other restriction may negatively affect the availability or affordability of FHA financing, which could adversely affect our potential homebuyers’ ability to secure adequate financing and, accordingly, our ability to sell homes in the United States. In addition, changes in federal, state, and local regulatory and fiscal policies aimed at aiding the home buying market (including a repeal of the home mortgage interest tax deduction) may also negatively affect potential homebuyers’ ability to purchase homes.

In January 2013, the Consumer Financial Protection Bureau (the “CFPB”) issued a final rule, effective January 10, 2014, to implement laws requiring mortgage lenders to consider the ability of consumers to repay home loans before extending them credit and imposing minimum qualifications for mortgage borrowers. Also, in January 2013, the CFPB sought comments on related proposed rules that could modify the rules for certain narrowly defined categories of lending programs. These regulations could make it more difficult for some potential buyers to finance home purchases.

Decreases in the availability of credit and increases in the cost of credit adversely affect the ability of homebuyers to obtain or service mortgage debt. Even if potential homebuyers do not themselves need mortgage financing, where potential homebuyers must sell their existing homes in order to buy a new home, increases in mortgage costs, lack of availability of mortgages, and/or regulatory changes could prevent the buyers of potential homebuyers’ existing homes from obtaining a mortgage, which would result in our potential customers’ inability to buy a new home. Similar risks apply to those buyers who are awaiting delivery of their homes and are currently in backlog. The success of homebuilders depends on the ability of potential homebuyers to obtain mortgages for the purchase of homes. If our customers (or potential buyers of our customers’ existing homes) cannot obtain suitable financing, our sales and results of operations could be adversely affected, the price of our common stock may decline, and you could lose a portion of your investment.

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Interest rate increases or changes in federal lending programs or other regulations could lower demand for our homes, which could materially and adversely affect us.

Most of the purchasers of our homes finance their acquisitions with mortgage financing. Rising interest rates, decreased availability of mortgage financing or of certain mortgage programs, higher down payment requirements, or increased monthly mortgage costs may lead to reduced demand for our homes and mortgage loans. Increased interest rates can also hinder our ability to realize our backlog because our home purchase contracts provide customers with a financing contingency. Financing contingencies allow customers to cancel their home purchase contracts in the event that they cannot arrange for adequate financing. As a result, rising interest rates can decrease our home sales and mortgage originations. Any of these factors could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

In addition, as a result of the turbulence in the credit markets and mortgage finance industry, the federal government has taken on a significant role in supporting mortgage lending through its conservatorship of Fannie Mae and Freddie Mac, both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the FHA and the VA. The availability and affordability of mortgage loans, including consumer interest rates for such loans, could be adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. The FHA may continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs, and/or limit the number of mortgages it insures. Due to growing federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA, and the VA at present levels, or it may revise significantly the federal government’s participation in and support of the residential mortgage market. Because the availability of Fannie Mae, Freddie Mac, FHA- and VA-backed mortgage financing is an important factor in marketing and selling many of our homes, any limitations, restrictions, or changes in the availability of such government-backed financing could reduce our home sales, which could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations. Furthermore, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law. This legislation provides for a number of new requirements relating to residential mortgages and mortgage lending practices, many of which are to be developed further by implementing rules. These include, among others, minimum standards for mortgages and lender practices in making mortgages, limitations on certain fees and incentive arrangements, retention of credit risk, and remedies for borrowers in foreclosure proceedings. The effect of such provisions on lending institutions will depend on the rules that are ultimately enacted. However, these requirements, as and when implemented, are expected to reduce the availability of loans to borrowers and/or increase the costs to borrowers to obtain such loans. Any such reduction could result in a decline of our home sales, which could materially and adversely affect us.

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Recent tax law changes that increase the after-tax costs of owning a home could prevent potential customers from buying our homes and adversely affect our business or financial results.

Significant expenses of owning a home, including mortgage interest and real estate taxes, have historically been deductible expenses for an individual’s U.S. federal, and in some cases, state income taxes, subject to various limitations under current tax law and policy. The “Tax Cuts and Jobs Act” which was signed into law in December 2017 includes provisions which impose significant limitations with respect to these income tax deductions. For instance, the annual deduction for real estate taxes and state local income taxes (or sales in lieu of income taxes) is now generally limited to $10,000. Furthermore, through the end of 2025, the deduction for mortgage interest is generally only available with respect to the first $750,000 of a new mortgage and there is no longer a federal deduction for interest on home equity loans. If the U.S. federal government or a state government further changes its income tax laws to further eliminate or substantially limit these income tax deductions, the after-tax cost of owning a new home would further increase for many of our potential customers. The resulting loss or reduction of these homeowner tax deductions that have historically been available has and could further reduce the perceived affordability of homeownership, and therefore the demand for and sales price of new homes, including ours. In addition, increases in property tax rates or fees on developers by local governmental authorities, as experienced in response to reduced federal and state funding or to fund local initiatives, such as funding schools or road improvements, or increases in insurance premiums can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes, and can have an adverse impact on our business and financial results.

Increases in taxes could prevent potential customers from buying our homes and adversely affect our business or financial results.

Increases in property tax rates by local governmental authorities, as experienced in response to reduced federal and state funding, can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes. Fees imposed on developers to fund schools, open spaces, road improvements and/or provide low and moderate income housing, could increase our costs, and have an adverse effect on our operations. In addition, increases in sales taxes could adversely affect our potential customers who may consider those costs in determining whether to make a new home purchase and decide, as a result, not to purchase one of our homes.

Changes to the population growth rates in certain of the markets in which we operate or plan to operate could affect the demand for homes in these regions.

Slower rates of population growth or population declines in Washington, or other key markets in the United States we plan to enter, especially as compared to the high population growth rates in prior years, could affect the demand for housing, causing home prices in these markets to fall, and adversely affect our plans for growth, business, financial condition, and operating results.

Difficulty in obtaining sufficient capital could result in our inability to acquire land for our developments or increased costs and delays in the completion of development projects.

The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire land parcels and begin development. If internally generated funds are not sufficient, we may seek additional capital in the form of equity or debt financing from a variety of potential sources, including additional bank financings and/or securities offerings. The availability of borrowed funds, especially for land acquisition and construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. The credit and capital markets have recently experienced significant volatility. If we are required to seek additional financing to fund our operations, continued volatility in these markets may restrict our flexibility to access such financing. If we are not successful in obtaining sufficient capital to fund our planned capital and other expenditures, we may be unable to acquire land for our housing developments and/or to develop the housing. Additionally, if we cannot obtain additional financing to fund the purchase of land under our option contracts or purchase contracts, we may incur contractual penalties and fees. Any difficulty in obtaining sufficient capital for planned development expenditures could also cause project delays and any such delay could result in cost increases. Any one or more of the foregoing events could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

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We face potentially substantial risk with respect to our land and lot inventory arising from significant changes in economic or market conditions.

We intend to acquire land parcels for replacement and expansion of land inventory within our current and any new markets. The risks inherent in purchasing and developing land parcels increase as consumer demand for housing decreases. As a result, we may buy and develop land parcels on which homes cannot be profitably built and sold. The market value of land parcels, building lots, and housing inventories can fluctuate significantly as a result of changing market conditions, and the measures we employ to manage inventory risk may not be adequate to insulate our operations from a severe drop in inventory values. When market conditions are such that land values are not appreciating, previously entered into option agreements may become less desirable, at which time we may elect to forego deposits and pre-acquisition costs and terminate the agreements. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at significantly lower margins or at a loss, if we are able to sell them at all.

If we are unable to develop our communities successfully or within expected timeframes, our results of operations could be adversely affected.

Before a community generates any revenues, time and material expenditures are required to acquire land, obtain development approvals, and construct significant portions of project infrastructure, amenities, model homes, and sales facilities. A decline in our ability to develop and market our communities successfully and to generate positive cash flow from these operations in a timely manner could have a material adverse effect on our business and results of operations and on our ability to service our debt and meet our working capital requirements.

Adverse weather and geological conditions may increase costs, cause project delays, and reduce consumer demand for housing, all of which could materially and adversely affect us.

As a homebuilder, we are subject to numerous risks, many of which are beyond our management’s control, such as droughts, floods, wildfires, landslides, soil subsidence, earthquakes, and other weather-related and geologic events which could damage projects, cause delays in completion of projects, or reduce consumer demand for housing, and shortages in labor or materials, which could delay project completion and cause increases in the prices for labor or materials, thereby affecting our sales and profitability. For example, we plan to expand in Colorado, a market which has historically experienced seasonal wildfires, mudslides, and soil subsidence. In addition to directly damaging our projects, wildfires, mudslides, or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting our ability to market homes in those areas and possibly increasing the costs of completion.

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There are some risks of loss for which we may be unable to purchase insurance coverage. For example, losses associated with landslides, earthquakes, and other geologic events may not be insurable and other losses, such as those arising from terrorism, may not be economically insurable. A sizeable uninsured loss could materially and adversely affect our business, prospects, liquidity, financial condition, and results of operations.

Natural disasters or impacts of a pandemic, such as the recent outbreak of the COVID-19 virus, may negatively impact our financial results.

On March 25, 2020, the Governor of Washington imposed a complete moratorium on construction of single-family low-risk construction in the State (the “Moratorium”). We had to cease construction operations on that date. The Moratorium was lifted on April 24, 2020, provided that safety measures were implemented, including the creation of a COVID-19 safety plan, exposure response procedure plan, and mandatory jobsite safety meetings. We implemented the safety measures and re-started housing construction activities. The possibility remains that the Governor of Washington could impose new or additional requirements or restrict or completely halt construction again depending on the development of the COVID-19 infection rate.

We have not, at this time, experienced any cancelled sales contracts. We have experienced some supply-chain issues with both cabinetry and appliances related to COVID-19. As of the date of this prospectus, our projects are on-schedule and operations are not being materially impacted by the COVID-19 pandemic.

We are continuing to monitor and assess the effects of the COVID-19 outbreak on our commercial operations. We have not experienced significant impacts from COVID-19 on our revenue in 2020. We may experience impacts from quarantines, market downturns and changes in consumer behavior related to the pandemic in 2021. In 2020, we have had employees work remotely for two to four weeks as a result of being sick. Though they did not test positive for COVID-19, we have taken extra precautions and allowed them to work remotely. As of the date of this prospectus, the employees that are able to perform their job functions remotely are doing so. However, this may change if there are any other developments, from state and local law, or on a case by case basis. If the COVID-19 pandemic becomes more pronounced in our markets, or if a more significant natural disaster or pandemic were to occur in the future, our operations in areas impacted by such events could experience an adverse financial impact due to market changes. The extent to which the COVID-19 outbreak may impact our results and operations will depend on future developments that are highly uncertain and cannot be predicted, including the ultimate geographic spread of COVID-19; the severity of the virus; the duration of the outbreak; the length of travel restrictions; business closures imposed by the governments of impacted countries, states, and municipalities; the implementation, rollout, and efficacy of a vaccine; and any new information that may emerge concerning the severity of the virus and the actions to contain its impact.

If we do not qualify for retention or forgiveness of the Paycheck Protection Program loan, our financial condition may be adversely affected.

On April 11, 2020, we entered into a loan agreement with Timberland Bank as the lender under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the United States Small Business Administration (the “SBA”), and subsequently received a loan in the principal amount of $582,800 (the “PPP Loan”) to help sustain our employee payroll costs, rent, and utilities due to the impact of the recent COVID-19 pandemic. We made good faith certifications of our necessity for the PPP Loan, and believe that we are in full compliance with the terms and conditions outlined in the CARES Act. On November 13, 2020, we received a partial loan forgiveness on our PPP Loan of $562,300 and the remaining balance owed by us as of the date of July 1, 2021 is $1,021.

Failure to recruit, retain, and develop highly skilled, competent personnel may have a material adverse effect on our standards of service.

Key employees, including management team members, are fundamental to our ability to obtain, generate, and manage opportunities. Key employees working in the homebuilding and construction industries are highly sought after. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy, or otherwise may adversely affect the standards of our service and may have an adverse impact on our business, financial conditions, and operating results. In addition, we do not maintain key person insurance in respect of any member of our senior management team. The loss of any of our management members or key personnel could adversely impact our business, financial condition, and operating results. (See “—Risks Related to Our Organization and Structure—We depend on key personnel,” and “Management.”)

Failure to find suitable subcontractors may have a material adverse effect on our standards of service.

Substantially all of our construction work is done by third-party subcontractors with us acting as the general contractor. Accordingly, the timing and quality of our construction depend on the availability and skill of our subcontractors. The difficult operating environment over the last seven years in the United States has resulted in the failure of some subcontractors’ businesses and may result in further failures. In addition, reduced levels of homebuilding in the United States have led to some skilled tradesmen leaving the industry to take jobs in other sectors. We do not have long-term contractual commitments with any subcontractors, and there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which we conduct our operations.

In the future, certain of the subcontractors engaged by us may be represented by labor unions or subject to collective bargaining arrangements. A strike or other work stoppage involving any of our subcontractors could also make it difficult for us to retain subcontractors for our construction work. In addition, union activity could result in higher costs to retain our subcontractors. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

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Our reliance on contractors can expose us to various liability risks.

We rely on contractors in order to perform the construction of our homes, and in many cases, to select and obtain raw materials. We are exposed to various risks as a result of our reliance on these contractors and their respective subcontractors and suppliers, including the possibility of defects in our homes due to improper practices or materials used by contractors, which may require us to comply with our warranty obligations and/or bring a claim under an insurance policy. For example, despite our quality control efforts, we may discover that our subcontractors were engaging in improper construction practices or installing defective materials in our homes. When we discover these issues, we repair the homes in accordance with our new home warranty and as required by law. We establish warranty and other reserves for the homes we sell based on market practices, our historical experiences, and our judgment of the qualitative risks associated with the types of homes built. However, the cost of satisfying our warranty and other legal obligations in these instances may be significantly higher than our warranty reserves, and we may be unable to recover the cost of repair from such subcontractors. Regardless of the steps we take, we can, in some instances, be subject to fines or other penalties, and our reputation may be injured.

In addition, several other homebuilders have received inquiries from regulatory agencies concerning whether homebuilders using contractors are deemed to be employers of the employees of such contractors under certain circumstances. Although contractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the homebuilding industry, if regulatory agencies reclassify the employees of contractors as employees of homebuilders, homebuilders using contractors could be responsible for wage, hour, and other employment-related liabilities of their contractors, which could adversely affect our results of operations.

If we experience shortages in labor supply, increased labor costs, or labor disruptions, there could be delays or increased costs in developing our communities or building homes which could adversely affect our operating results.

We require a qualified labor force to develop our communities. Access to qualified labor may be affected by circumstances beyond our control, including:

●	work stoppages resulting from labor disputes;
●	shortages of qualified trades people, such as carpenters, roofers, electricians, and plumbers, especially in our key markets;
●	changes in laws relating to union organizing activity;
●	changes in immigration laws and trends in labor force migration; and
●	increases in subcontractor and professional services costs.

Any of these circumstances could give rise to delays in the start or completion of, or could increase the cost of, developing one or more of our communities and building homes. We may not be able to recover these increased costs by raising our home prices because the price for each home is typically set months prior to its delivery pursuant to sales contracts with our homebuyers. In such circumstances, our operating results could be adversely affected. Additionally, market and competitive forces may also limit our ability to raise the sales prices of our homes.

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Government regulations and legal challenges may delay the start or completion of our communities, increase our expenses, or limit our homebuilding or other activities, which could have a negative impact on our results of operations.

The approval of numerous governmental authorities must be obtained in connection with our development activities, and these governmental authorities often have broad discretion in exercising their approval authority. We incur substantial costs related to compliance with legal and regulatory requirements. Any increase in legal and regulatory requirements may cause us to incur substantial additional costs, or in some cases cause us to determine that the property is not feasible for development. Various local, state, and federal statutes, ordinances, rules, and regulations concerning building, health and safety, environment, zoning, sales, and similar matters apply to and/or affect the housing industry.

Municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. If municipalities in which we operate take such actions, it could have an adverse effect on our business by causing delays, increasing our costs, or limiting our ability to operate in those municipalities.

We may become subject to various state and local “slow growth” or “no growth” initiatives and other ballot measures that could negatively impact the availability of land and building opportunities within those localities.

Governmental regulation affects not only construction activities but also sales activities, mortgage lending activities, and other dealings with consumers. In addition, it is possible that some form of expanded energy efficiency legislation may be passed by the U.S. Congress or federal agencies and certain state and local legislatures, which may, despite being phased in over time, significantly increase our costs of building homes and the sale price to our buyers, and adversely affect our sales volumes. We may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law. Further, we may experience delays and increased expenses as a result of legal challenges to our proposed communities, whether brought by governmental authorities or private parties.

An inability to obtain additional performance, payment, and completion surety bonds and letters of credit could limit our future growth.

We are often required to provide performance, payment, and completion surety bonds or letters of credit to secure the completion of our construction contracts, development agreements, and other arrangements. We have obtained facilities to provide the required volume of performance, payment, and completion surety bonds and letters of credit for our expected growth in the medium term; however, unexpected growth may require additional facilities. We may also be required to renew or amend our existing facilities. Our ability to obtain additional performance, payment, and completion surety bonds and letters of credit primarily depends on our credit rating, capitalization, working capital, past performance, management expertise, and certain external factors, including the capacity of the markets for such bonds. Performance, payment, and completion surety bond and letter of credit providers consider these factors in addition to our performance and claims record and provider-specific underwriting standards, which may change from time to time.

If our performance record or our providers’ requirements or policies change, if we cannot obtain the necessary consent from our lenders, or if the market’s capacity to provide performance, payment, and completion bonds or letters of credit is not sufficient for any unexpected growth and we are unable to renew or amend our existing facilities on favorable terms or at all, we could be unable to obtain additional performance, payment, and completion surety bonds or letters of credit from other sources when required, which could have a material adverse effect on our business, financial condition, and results of operations.

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A major health and safety incident relating to our business could be costly in terms of potential liabilities and reputational damage.

Building sites are inherently dangerous and operating in the homebuilding industry poses certain inherent health and safety risks. Due to health and safety regulatory requirements and the number of projects we work on, health and safety performance is critical to the success of all areas of our business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on our reputation, our relationships with relevant regulatory agencies or governmental authorities, and our ability to win new business, which in turn could have a material adverse effect on our business, financial condition, and operating results.

We are subject to environmental laws and regulations, which may increase our costs, limit the areas in which we can build homes, and delay completion of our projects.

We are subject to a variety of local, state, and federal statutes, rules, and regulations concerning land use and the protection of health and the environment, including those governing discharge of pollutants to water and air, including asbestos, the handling of hazardous materials, and the cleanup of contaminated sites. We may be liable for the costs of removal, investigation, or remediation of hazardous or toxic substances located on, under, or in a property currently or formerly owned, leased, or occupied by us, whether or not we caused or knew of the pollution. The costs of any required removal, investigation, or remediation of such substances or the costs of defending against environmental claims may be substantial. The presence of such substances, or the failure to remediate such substances properly, may also adversely affect our ability to sell the land or to borrow using the land as security. Projects may be located on land that may have been contaminated by previous use. Although we are not aware of any projects requiring material remediation activities by us as a result of historical contamination, no assurances can be given that material claims or liabilities relating to such developments will not arise in the future.

The particular impact and requirements of environmental laws that apply to any given community vary greatly according to the community site, the site’s environmental conditions, and the present and former use of the site. We expect that increasingly stringent requirements may be imposed on homebuilders in the future. Environmental laws may result in delays, cause us to implement time consuming and expensive compliance programs and prohibit or severely restrict development in certain environmentally sensitive regions or areas, such as wetlands. We also may not identify all of these concerns during any pre-development review of project sites. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials, such as lumber. Furthermore, we could incur substantial costs, including cleanup costs, fines, penalties, and other sanctions and damages from third-party claims for property damage or personal injury, as a result of our failure to comply with, or liabilities under, applicable environmental laws and regulations. In addition, we are subject to third-party challenges, such as by environmental groups, under environmental laws and regulations to the permits and other approvals required for our projects and operations. These matters could adversely affect our business, financial condition, and operating results.

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We may be liable for claims for damages as a result of the use of hazardous materials.

As a homebuilding business with a wide variety of historic homebuilding and construction activities, we could be liable for future claims for damages as a result of the past or present use of hazardous materials, including building materials which in the future become known or are suspected to be hazardous. Any such claims may adversely affect our business, financial condition, and operating results. Insurance coverage for such claims may be limited or non-existent.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

Litigation and concern about indoor exposure to certain types of toxic molds have been increasing as the public becomes increasingly aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, foods, and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all mold and mold spores in the indoor environment. If mold or other airborne contaminants exist or appear at our properties, we may have to undertake a costly remediation program to contain or remove the contaminants or increase indoor ventilation. If indoor air quality were impaired, we could be liable to our homebuyers or others for property damage or personal injury.

We may not be able to compete effectively against competitors in the real estate development industry, especially in the new markets we plan to enter.

Competition in the residential real estate development industry is intense, and there are relatively low barriers to entry into our business. Developers compete for, among other things, home buying customers, desirable land parcels, financing, raw materials, and skilled labor. Increased competition could hurt our business, as it could prevent us from acquiring attractive land parcels on which to build homes or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures on our homes that may adversely impact our margins and revenues. We compete with large national and regional homebuilding companies and with smaller local homebuilders for land, financing, raw materials, and skilled management and labor resources. Our competitors may independently develop land and construct housing units that are superior or substantially similar to our products. Furthermore, a number of our primary competitors are significantly larger, have a longer operating history and may have greater resources or lower cost of capital than us; accordingly, they may be able to compete more effectively in one or more of the markets in which we operate. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which we operate. As we expand our operations into other areas of the United States, we face new competition from many established homebuilders in those markets, and we will not have the benefit of the extensive relationships and strong reputations with subcontractors, suppliers, and homebuyers that we enjoy in our Washington markets. We also compete with the resale, or “previously owned,” home market, which has increased significantly due to the large number of homes that have been foreclosed on or could be foreclosed on due to any future economic downturn, and with available rental housing. If we are unable to successfully compete, our business, prospects, liquidity, financial condition, and results of operations could be materially and adversely affected.

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Raw materials and building supply shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has, from time to time, experienced raw material shortages and been adversely affected by volatility in global commodity prices. In particular, shortages and fluctuations in the price of concrete, drywall, lumber, or other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities.

In addition, the cost of petroleum products, which are used both to deliver our materials and to transport workers to our job sites, fluctuates and may be subject to increased volatility as a result of geopolitical events or accidents such as the Deepwater Horizon accident in the Gulf of Mexico. Changes in such costs could also result in higher prices for any product utilizing petrochemicals. These cost increases may have an adverse effect on our operating margin and results of operations and may result in a decline in the price of our common stock. Furthermore, any such cost increase may adversely affect the regional economies in which we operate and reduce demand for our homes.

Homebuilding is subject to product liability and warranty claims arising in the ordinary course of business that can be significant.

As a homebuilder, we are subject to home warranty and construction defect claims arising in the ordinary course of business. There can be no assurance that any developments we undertake will be free from defects once completed. Construction defects may occur on projects and developments and may arise during a significant period of time after completion. Defects arising on a development attributable to us may lead to significant contractual or other liabilities.

As a consequence, we maintain products and completed operations excess liability insurance, obtain indemnities and certificates of insurance from subcontractors generally covering claims related to damages resulting from faulty workmanship and materials, and create warranty and other reserves for the homes we sell based on historical experience in our markets and our judgment of the risks associated with the types of homes built. Although we actively monitor our insurance reserves and coverage, because of the uncertainties inherent to these matters, we cannot provide assurance that our insurance coverage, our subcontractor arrangements, and our reserves will be adequate to address all of our warranty and construction defect claims in the future. In addition, contractual indemnities can be difficult to enforce. We may also be responsible for applicable self-insured retentions, and some types of claims may not be covered by insurance or may exceed applicable coverage limits. Additionally, the coverage offered by and the availability of products and completed operations excess liability insurance for construction defects is currently limited and costly. This coverage may be further restricted or become more costly in the future.

Unexpected expenditures attributable to defects or previously unknown sub-surface conditions arising on a development project may have a material adverse effect on our business, financial condition, and operating results. In addition, severe or widespread incidents of defects giving rise to unexpected levels of expenditure, to the extent not covered by insurance or redress against subcontractors, may adversely affect our business, financial condition, and operating results.

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We may suffer uninsured losses or suffer material losses in excess of insurance limits.

We could suffer physical damage to property and liabilities resulting in losses that may not be fully compensated by insurance. In addition, certain types of risks, such as personal injury claims, may be, or may become in the future, either uninsurable or not economically insurable, or may not be currently or in the future covered by our insurance policies. Should an uninsured loss or a loss in excess of insured limits occur, we could sustain financial loss or lose capital invested in the affected property as well as anticipated future income from that property. In addition, we could be liable to repair damage or meet liabilities caused by uninsured risks. We may be liable for any debt or other financial obligations related to affected property. Material losses or liabilities in excess of insurance proceeds may occur in the future.

In the United States, the coverage offered and the availability of general liability insurance for construction defects is currently limited and is costly. As a result, an increasing number of our subcontractors in the United States may be unable to obtain insurance. If we cannot effectively recover construction defect liabilities and costs of defense from our subcontractors or their insurers, or if we have self-insured liabilities, we may suffer losses. Coverage may be further restricted and become even more costly. Such circumstances could adversely affect our business, financial condition, and operating results.

Our operating performance is subject to risks associated with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for operations, as well as the value of our real estate assets. These events include, but are not limited to:

●	adverse changes in financial conditions of buyers and sellers of properties, particularly residential homes, and land suitable for development of residential homes;

●	adverse changes in international, national, or local economic and demographic conditions;

●	competition from other real estate investors with significant capital, including other real estate operating companies, developers, and institutional investment funds;

●	reductions in the level of demand for and increases in the supply of land suitable for development;

●	fluctuations in interest rates, which could adversely affect our ability, or the ability of homebuyers, to obtain financing on favorable terms or at all;

●	unanticipated increases in expenses, including, without limitation, insurance costs, development costs, real estate assessments, and other taxes and costs of compliance with laws, regulations, and governmental policies; and

●	changes in enforcement of laws, regulations, and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies, and the Americans with Disabilities Act of 1990.

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In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in the purchase of homes or an increased incidence of home order cancellations. If we cannot successfully implement our business strategy, our business, prospects, liquidity, financial condition, and results of operations will be adversely affected.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial, and investment conditions may be limited, and we may be forced to hold non-income producing properties for extended periods of time.

Real estate investments are relatively difficult to sell quickly. As a result, our ability to promptly sell one or more properties in response to changing economic, financial, and investment conditions is limited, and we may be forced to hold non-income producing assets for an extended period of time. We cannot predict whether we will be able to sell any property for the price or on the terms that we set or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

If the market value of our land inventory decreases, our results of operations could be adversely affected by impairments and write-downs.

The market value of our land and housing inventories depends on market conditions. We acquire land for expansion into new markets and for replacement of land inventory and expansion within our current markets. There is an inherent risk that the value of the land owned by us may decline after purchase. The valuation of property is inherently subjective and based on the individual characteristics of each property. We may have acquired options on or bought and developed land at a cost we will not be able to recover fully or on which we cannot build and sell homes profitably.

In addition, our deposits for lots controlled under option or similar contracts may be put at risk. Factors, such as changes in regulatory requirements and applicable laws (including in relation to building regulations, taxation, and planning), political conditions, the condition of financial markets, both local and national economic conditions, the financial condition of customers, potentially adverse tax consequences, and interest and inflation rate fluctuations, subject land valuations to uncertainty. Moreover, all valuations are made on the basis of assumptions that may not prove to reflect economic or demographic reality. If housing demand decreases below what we anticipated when we acquired our inventory, our profitability may be adversely affected, and we may not be able to recover our costs when we develop real estate projects.

Due to economic conditions in the United States in recent years, including increased amounts of home and land inventory that entered certain U.S. markets from foreclosure sales or short sales, the market value of our land and home inventory was negatively impacted. We regularly review the value of our land holdings and continue to review our holdings on a periodic basis. Material write-downs and impairments in the value of our inventory may be required, and we may in the future sell land or homes at a loss, which could adversely affect our results of operations and financial condition.

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Inflation could adversely affect our business and financial results.

Inflation could adversely affect us by increasing the costs of land, materials, and labor needed to operate our business. In the event of an increase in inflation, we may seek to increase the sales prices of homes in order to maintain satisfactory margins. However, an oversupply of homes relative to demand and home prices being set several months before homes are delivered may make any such increase difficult or impossible. In addition, inflation is often accompanied by higher interest rates, which historically have had a negative impact on housing demand. In such an environment, we may not be able to raise home prices sufficiently to keep up with the rate of inflation and our margins could decrease. Moreover, the cost of capital increases as a result of inflation and the purchasing power of our cash resources declines. Current or future efforts by the government to stimulate the economy may increase the risk of significant inflation and its adverse impact on our business or financial results.

Our quarterly operating results may fluctuate because of the seasonal nature of our business and other factors.

Our quarterly operating results generally fluctuate by season. Historically, we have entered into a larger percentage of contracts for the sale of our homes during the spring and summer months. Weather-related problems, typically in the fall, late winter, and early spring, may delay starts or closings and increase costs and thus reduce profitability. Seasonal natural disasters such as floods and fires could cause delays in the completion of, or increase the cost of, developing one or more of our communities, causing an adverse effect on our sales and revenues.

In many cases, we may not be able to recapture increased costs by raising prices. In addition, deliveries may be staggered over different periods of the year and may be concentrated in particular quarters.

We are subject to financial reporting and other requirements as a public company for which our accounting and other management systems and resources may not be adequately prepared.

As a public company with listed equity securities, we need to comply with laws, regulations, and requirements, including the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), related regulations of the U.S. Securities and Exchange Commission (the “SEC”) and requirements of Nasdaq, with which we were not required to comply as a private company. The Exchange Act requires that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.

Section 404 of the Sarbanes-Oxley Act requires our management and independent auditors to report annually on the effectiveness of our internal control over financial reporting. However, we are an “emerging growth company,” as defined in the JOBS Act, and, so for as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemptions, we will be required to include an opinion from our independent auditors on the effectiveness of our internal control over financial reporting.

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We would cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of our Initial Public Offering, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700,000,000 as of the end of the second quarter of that fiscal year.

These reporting and other obligations will place significant demands on our management, administrative, operational, and accounting resources and will cause us to incur significant expenses. We may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

As a public company, these rules and regulations makes it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of our fiscal year 2020. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

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We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. We may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

On our Annual Report on Form 10-K for the period ending on December 31, 2020, we determined that our disclosure controls and procedures were operating effectively.

We are required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act, if we continue to take advantage of the exemptions contained in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We have incurred increased costs as a result of being a public company.

As a public company, we have incurred significant legal, accounting, and other expenses that we did not incur as a private company. In addition, rules implemented by the SEC and Nasdaq required changes in our corporate governance practices of public companies. These rules and regulations increased our legal and financial compliance costs and made some activities more time-consuming and costly. We also incurred additional costs associated with our public company reporting requirements. These rules and regulations made it more expensive for us to obtain director and officer liability insurance

Acts of war or terrorism may seriously harm our business.

Acts of war, any outbreak or escalation of hostilities between the United States and any foreign power, or acts of terrorism may cause disruption to the U.S. economy or the local economies of the markets in which we operate, cause shortages of building materials, increase costs associated with obtaining building materials, result in building code changes that could increase costs of construction, affect job growth and consumer confidence, or cause economic changes that we cannot anticipate, all of which could reduce demand for our homes and adversely impact our business, prospects, liquidity, financial condition, and results of operations.

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Negative publicity may affect our business performance and could affect our stock price.

Unfavorable media related to our industry, company, brands, marketing, personnel, operations, business performance, or prospects may affect our stock price and the performance of our business, regardless of its accuracy or inaccuracy. Our success in maintaining, extending, and expanding our brand image depends on our ability to adapt to a rapidly changing media environment. Adverse publicity or negative commentary on social media outlets, such as blogs, websites, or newsletters, could hurt operating results, as consumers might avoid brands that receive bad press or negative reviews. Negative publicity may result in a decrease in operating results that could lead to a decline in the price of our common stock and cause you to lose all or a portion of your investment.

Failure to manage land acquisitions and development and construction processes could result in significant cost overruns or errors in valuing sites.

We own and purchase a large number of sites each year and are therefore dependent on our ability to process a very large number of transactions (which include, among other things, evaluating the site purchase, designing the layout of the development, sourcing materials and subcontractors, and managing contractual commitments) efficiently and accurately. Errors by employees, failure to comply with regulatory requirements and conduct of business rules, failings or inadequacies in internal control processes, inabilities to obtain desired approvals and entitlements, cost overruns, equipment failures, natural disasters, or the failure of external systems, including those of our suppliers or counterparties, could result in operational losses that could adversely affect our business, financial condition, and operating results and our relationships with our customers.

Poor relations with the residents of our communities could negatively impact sales, which could cause our revenues or results of operations to decline.

Residents of communities we develop rely on us to resolve issues or disputes that may arise in connection with the operation or development of their communities. Efforts made by us to resolve these issues or disputes could be deemed unsatisfactory by the affected residents and subsequent actions by these residents could adversely affect sales or our reputation. In addition, we could be required to make material expenditures related to the settlement of such issues or disputes or to modify our community development plans which could adversely affect our results of operations.

Tariffs may negatively impact our business.

A prolonged trade war with China could affect sales to entry level home buyers. Increased building material costs create corresponding increases in the sales price of new homes and could affect some first-time home buyers’ ability to participate in the residential marketplace.

Our trademarks and trade names may be infringed, misappropriated, or challenged by others.

We believe our brand name is important to our business. We seek to protect our trademarks, trade names and other intellectual property by exercising our rights under applicable trademark and copyright laws. If we were to fail to successfully protect our intellectual property rights for any reason, it could have an adverse effect on our business, results of operations and financial condition. Any damage to our reputation could have an adverse effect on our business, results of operations and financial condition.

Risks Related to Conflicts of Interest

As a result of Sterling Griffin’s relationship with us, conflicts of interest may arise with respect to any transactions involving or with Sterling Griffin, or his affiliates, and their interests may not be aligned with yours.

Sterling Griffin, our Chief Executive Officer, President, and Chairman of our Board of Directors, beneficially owns 2,747,457 shares of our Common Stock, including 77,568 options to purchase Common Stock, and 2,500 restricted stock units which represent 18.4% of our Common Stock assuming Mr. Griffin exercises all of his options to purchase Common Stock.

Mr. Griffin’s interests as a shareholder and executive officer, and our interests may not be fully aligned and in some cases may directly conflict with your interests as an investor in our securities.

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As a result of Robb Kenyon’s relationship with us, conflicts of interest may arise with respect to any transactions involving Sound Capital Loans, Inc (hereinafter referred to as “Sound Capital”), or its affiliates.

One of our former directors and current shareholders, Robb Kenyon, is a director at Sound Capital, our primary lender and source of financing. Mr. Kenyon’s interests as a shareholder and our interests may not be fully aligned and in some cases may directly conflict with your interests as an investor in our common stock.

Risks Related to Financing and Indebtedness

We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets.

We may incur a substantial amount of debt in the future. Our existing indebtedness is recourse to us, and we anticipate that future indebtedness will likewise be recourse. As of March 31, 2021, we had $23,343,200 of debt outstanding, net of debt discount, bearing interest at the rates of 0% to 40% depending on the type of loan. Our Board of Directors will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of new indebtedness, including the purchase price of assets to be acquired with debt financing, the estimated market value of our assets and the ability of particular assets, and our Company as a whole, to generate cash flow to cover the expected debt service. Our governing corporate documents do not contain a limitation on the amount of debt we may incur, and our Board of Directors may change our target debt levels at any time without the approval of our shareholders.

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Incurring a substantial amount of debt could have important consequences for our business, including:

●	making it more difficult for us to satisfy our obligations with respect to our debt or to our trade or other creditors;

●	increasing our vulnerability to adverse economic or industry conditions;

●	limiting our ability to obtain additional financing to fund capital expenditures and acquisitions, particularly when the availability of financing in the capital markets is limited;

●	requiring a substantial portion of our cash flows from operations and the proceeds from this offering for the payment of interest on our debt and reducing our ability to use our cash flows and the proceeds from this offering to fund working capital, capital expenditures, acquisitions, and general corporate requirements;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

●	placing us at a competitive disadvantage to less leveraged competitors.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us through capital markets financings or under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, on or before its maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. In addition, we may incur additional indebtedness in order to finance our operations or to repay existing indebtedness. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional debt or equity, financing, or reducing or delaying capital expenditures, strategic acquisitions, investments, and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would be advantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

We will require additional capital in the future and may not be able to secure adequate funds on terms acceptable to us.

The expansion and development of our business may require significant capital, which we may be unable to obtain, to fund our capital expenditures and operating expenses, including working capital needs. In accordance with our growth strategy, following this offering, we expect to opportunistically raise additional debt capital to help fund the growth of our business, subject to market and other conditions, but such debt capital may not be available to us on a timely basis at reasonable rates or at all.

In the future, we may fail to generate sufficient cash flow from the sales of our homes and land to meet our cash requirements. Further, our capital requirements may vary materially from those currently planned if, for example, our revenues do not reach expected levels, or we have to incur unforeseen capital expenditures and make investments to maintain our competitive position. If this is the case, we may require additional financing sooner than anticipated or we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities.

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To a large extent, our cash flow generation ability is subject to general economic, financial, competitive, legislative, and regulatory factors, and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to fund our liquidity needs. As a result, we may need to refinance all or a portion of our debt, on or before its maturity, or obtain additional equity or debt financing. We cannot assure you that we will be able to do so on favorable terms, if at all. Any inability to generate sufficient cash flow, refinance our debt, or incur additional debt on favorable terms could adversely affect our financial condition and could cause us to be unable to service our debt and may delay or prevent the expansion of our business.

Access to financing sources may not be available on favorable terms, or at all, especially in light of current market conditions, which could adversely affect our ability to maximize our returns.

Our existing indebtedness is recourse to us, and we anticipate that future real estate acquisitions may also contain indebtedness that could be recourse to us. In the event we need to seek third-party sources of financing, we will depend, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	with respect to acquisition and/or development financing, the market’s perception of the value of the land parcels to be acquired and/or developed;

●	our current and expected future earnings;

●	our cash flow; and

●	the market price per share of our common stock.

Recently, domestic financial markets have experienced unusual volatility, uncertainty, and a tightening of liquidity in both the investment grade debt and equity capital markets. Credit spreads for major sources of capital widened significantly during the U.S. credit crisis as investors demanded a higher risk premium. Given the current volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide us with financing that is attractive to us or may charge us prohibitively high fees in order to obtain financing. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure additional financing on reasonable terms, if at all.

Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

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Our future financing arrangements likely will contain restrictive covenants relating to our operations.

The financing arrangements we enter into in the future likely will contain covenants (financial and otherwise) affecting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our shareholders, and otherwise affect our operating policies. The restrictions contained in such financing arrangements could also limit our ability to plan for or react to market conditions, meet capital needs, make acquisitions, or otherwise restrict our activities or business plans.

Failing to satisfy covenants in our future debt agreements may result in default.

If we fail to meet or satisfy any restrictive covenants in our future debt agreements, we would be in default under those agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral, or enforce their respective interests against existing collateral. A default also could limit significantly our financing alternatives, which could cause us to curtail our investment activities and/or dispose of assets when we otherwise would not choose to do so. If we default on several of our debt agreements or any single significant debt agreement, it could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in our land parcels.

Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in our land parcels or other assets because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. (See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Material Indebtedness in our Quarterly Report on Form 10-Q.”)

Interest expense on debt we may incur may limit our cash available to fund our growth strategies.

We plan to obtain one or more lines of credit to fund land acquisition, infrastructure development, and home building. We will be required to pay interest on amounts drawn down from any lines of credit at market rates which may include floating rates of interest. All interest rates require debt servicing costs and floating rate debt will increase debt servicing costs and could reduce funds available for operations, future business opportunities, or other purposes. If we need to repay debt during periods of rising interest rates, we could be required to refinance our then-existing debt on unfavorable terms or liquidate one or more of our assets to repay such debt at times which may not permit realization of the maximum return on such assets and could result in a loss. The occurrence of either such event or both could materially and adversely affect our cash flows and results of operations.

We currently rely on one lender and its affiliates as a source for the majority of our financing and credit.

We currently rely on one lender, Sound Capital, Inc. (formerly Sound Equity, LLC) (“Sound Capital”) for a substantial portion of our financing and credit needs, including our construction financing. As of March 31, 2021, amounts due to Sound Capital were approximately $6.09 million, net of debt discount. In the event Sound Capital is not available to extend us credit, we may not be able to obtain financing on terms as favorable to us as those under our arrangements with Sound Capital. As a result, we may be subject to more stringent financial covenants and higher interest rates.

Risks Related to Our Organization and Structure

We depend on key personnel.

Our success depends to a significant degree upon the contributions of certain key personnel including, but not limited to, Sterling Griffin, our Chief Executive Officer, President, and Chairman of our board of directors, who would be difficult to replace. Although we have entered into an employment agreement with Mr. Griffin, in his capacity as an officer, there is no guarantee that he will remain employed with us. If any of our key personnel were to cease employment with us, our operating results could suffer. Further, the process of attracting and retaining suitable replacements for key personnel whose services we may lose would result in transition costs and would divert the attention of other members of our senior management from our existing operations. The loss of services from key personnel or a limitation in their availability could materially and adversely impact our business, prospects, liquidity, financial condition, and results of operations. Further, such a loss could be negatively perceived in the capital markets. We have not obtained and do not expect to obtain key man life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

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We may not be able to successfully operate our business.

We have only been conducting operations since 2014. We cannot assure you that our past experience will be sufficient to enable us to operate our business successfully or implement our operating policies and business strategies as described in this prospectus. Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses or service our indebtedness. You should not rely upon the past performance of our management team as past performance may not be indicative of our future results.

Termination of the employment agreement with our Chief Executive Officer and President could be costly and prevent a change in control.

The employment agreement we have entered into with Sterling Griffin, our Chief Executive Officer and President, in his capacity as an officer, provides that if his employment with us terminates under certain circumstances, we may be required to pay him significant amounts of severance compensation, thereby making it costly to terminate his employment. Furthermore, these provisions could delay or prevent a transaction or a change in control of our Company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our shareholders, which could adversely affect the market price of our common stock. (See “Executive Officer and Director Compensation—Employment Agreements with our Named Executive Officers—Employment Agreement with Sterling Griffin” in our Annual Report on Form 10-K.)

Our corporate organizational documents and provisions of state law to which we are subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of our board of directors or management.

Our governing documents have anti-takeover effects and may delay, discourage, or prevent an attempted acquisition or change of control or a replacement of our incumbent board of directors or management. Our governing documents include provisions that:

●	empower our board of directors, without stockholder approval, to issue our preferred stock, the terms of which, including voting power, are to be set by our board of directors;

●	eliminate cumulative voting in elections of directors;

●	permit our board of directors to alter, amend, or repeal our Bylaws or to adopt new Bylaws;

●	require the request of holders of at least 51% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

●	require shareholders that wish to bring business before annual meetings of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, to provide timely notice of their intent in writing;

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●	require that certain business combination transactions with a significant stockholder be approved by holders of 66 2/3% of the shares held by persons other than the significant stockholder; and

●	enable our board of directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

In addition, certain provisions of Washington law, including a provision which restricts certain business combinations between a Washington corporation and certain affiliated shareholders, may delay, discourage, or prevent an attempted acquisition or change in control.

Furthermore, our Bylaws provide that a state court located within the state of Washington (or, if no state court located within the state of Washington has jurisdiction, the United States District Court for the Western District of Washington) will be the exclusive forum for: (a) any actual or purported derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty by any of our directors or officers; (c) any action asserting a claim against us or our directors or officers arising pursuant to the WBCA, our Articles of Incorporation, or our Bylaws; or (d) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine. By becoming one of our stockholders, you will be deemed to have notice of and have consented to the provisions of our Bylaws related to choose of forum. The choice of forum provision in our Bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition, and earnings. (See “Description of Capital Stock—Certain Provisions of Washington Law and of our Articles of Incorporation and Bylaws.”)

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We may change our operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject us to different and more significant risks in the future.

Our board of directors determines our operational policies, investment guidelines, and business and growth strategies. Our board of directors may make changes to, or approve transactions that deviate from, those policies, guidelines, and strategies without a vote of, or notice to, our shareholders. This could result in us conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this prospectus. Under any of these circumstances, we may expose ourselves to different and more significant risks in the future, which could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of our Initial Public Offering (December 31, 2025), although a variety of circumstances could cause us to lose that status earlier.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period and, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. In choosing to take advantage of the extended transition period, we may later decide otherwise (i.e., “opt in” by complying with the financial accounting standard effective dates applicable to non-emerging growth companies), so long as it complies with the requirements in Sections 107(b)(2) and (3) of the JOBS Act, which is irrevocable.

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We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Changes in accounting rules, assumptions, and/or judgments could materially and adversely affect us.

Accounting rules and interpretations for certain aspects of our operations are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of our financial statements. Furthermore, changes in accounting rules and interpretations or in our accounting assumptions and/or judgments, such as asset impairments, could significantly impact our financial statements. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Any of these circumstances could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We may face substantial damages or be enjoined from pursuing important activities as a result of existing or future litigation, arbitration, or other claims.

In our homebuilding activities, we are exposed to potentially significant litigation, including breach of contract, contractual disputes, and disputes relating to defective title, property misdescription or construction defects, including use of defective materials. Although we have established warranty, claim, and litigation reserves that we believe are adequate, due to the uncertainty inherent in litigation, legal proceedings may result in the award of substantial damages against us beyond our reserves. Furthermore, plaintiffs may in certain of these legal proceedings seek class action status with potential class sizes that vary from case to case. Class action lawsuits can be costly to defend, and if we were to lose any certified class action suit, it could result in substantial liability for us. In addition, we are subject to potential lawsuits, arbitration proceedings, and other claims in connection with our business.

With respect to certain general liability exposures, including construction defect and product liability claims, interpretation of underlying current and future trends, assessment of claims, and the related liability and reserve estimation process require us to exercise significant judgment due to the complex nature of these exposures, with each exposure often exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it is difficult to determine the extent to which the assertion of these claims will expand geographically. As a result, our insurance policies may not be available or adequate to cover any liability for damages, the cost of repairs, and/or the expense of litigation surrounding current claims, and future claims may arise out of events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors. Should such a situation arise, it may have a material adverse effect on our business, financial condition, and operating results.

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Any joint venture investments that we make could be adversely affected by our lack of sole decision-making authority, our reliance on co-ventures’ financial conditions, and disputes between us and our co-ventures.

We may co-invest in the future with third parties through partnerships, joint ventures, or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a land acquisition and/or a development. In this event, we would not be in a position to exercise sole decision-making authority regarding the acquisition and/or development, and our investment may be illiquid due to our lack of control. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-ventures might become bankrupt, fail to fund their share of required capital contributions, make poor business decisions, or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

An information systems interruption or breach in security could adversely affect us.

We rely on fully integrated accounting, financial, and operational management information systems to conduct our operations. Any disruption in these systems could adversely affect our ability to conduct our business. Furthermore, any security breach of information systems or data could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

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Risks Related to this Offering and Ownership of our Common Stock

Our common stock prices may be volatile and could decline substantially following this offering.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our common stock.

Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

●	actual or anticipated variations in our quarterly operating results;

●	changes in market valuations of similar companies;

●	adverse market reaction to the level of our indebtedness;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the press or investment community;

●	general market, economic, and political conditions, including an economic slowdown or dislocation in the global credit markets;

●	our operating performance and the performance of other similar companies;

●	changes in accounting principles; and

●	passage of legislation or other regulatory developments that adversely affect us or the homebuilding industry.

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If securities analysts do not publish research or reports about our business, or if they downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock could be influenced by any research and reports that securities or industry analysts publish about us or our business. We do not have any control of the research coverage by securities and industry analysts. If securities or industry analysts do not continue to cover us, the trading price for our common stock would be negatively impacted. In the event securities or industry analysts cover us and one or more of these analysts downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price and trading volume to decline.

We currently do not intend to pay dividends on our common stock.

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them, or at all for an indefinite period of time, except as permitted under the Securities Act and the applicable securities laws of any other jurisdiction.

We have broad discretion to use the proceeds from this offering, and our investment of those proceeds may not yield a favorable return.

Our management has broad discretion to use the proceeds from this offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our common stock to decline.

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Future sales of our common stock, other securities convertible into our common stock, or preferred stock could cause the market value of our common stock to decline and could result in dilution of your shares.

Our board of directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the creation and issuance of preferred stock, other debt securities convertible into common stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Sales of substantial amounts of our common stock or of preferred stock could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock by Sterling Griffin or another large stockholder, or the perception that such sales could occur, may adversely affect the market price of our common stock.

In addition, in connection with our Preferred Offering each of our officers and directors and certain shareholders entered into lock-up agreements that restricts the direct or indirect sale of shares of our common stock beneficially held by such person until 90 days after the closing of the Preferred Offering without the prior written consent of the representatives of the underwriters. In addition, such persons have agreed not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of shares of our common stock for the entire lock up period; provided, however, that such restrictions shall not apply with respect to any of our shareholders (other than our officers, directors, or employees) for the sale of shares of common stock acquired by them in the open market. We have agreed not to waive or otherwise modify that agreement without the prior written consent of the representatives of the underwriters. The representatives of the underwriters may, at any time, release, or authorize us to release, as the case may be, all or a portion of our common stock subject to the foregoing lock-up provisions. If the restrictions under the lock-up provisions of the lock-up agreements entered into in connection with this offering are waived, shares of our common stock may become available for sale into the market, subject to applicable law, which could reduce the market price for our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to pay dividends or make liquidating distributions to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing, or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in us.

Non-U.S. holders may be subject to United States federal income tax on gain realized on the sale or disposition of shares of our common stock.

Because of our holdings in United States real property interests, we believe we are a “United States real property holding corporation” (“USRPHC”) for United States federal income tax purposes. As a USRPHC, our stock may be treated as a United States real property interest (“USRPI”), gains from the sale of which by non-U.S. holders would be subject to U.S. income tax and reporting obligations pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”), as described under “Certain Material Federal Income Tax Considerations—Taxation of Non-U.S. Holders—Sales or Other Taxable Dispositions of Shares of Our Common Stock.” Our common stock will not be treated as a USRPI if it is regularly traded on an established securities market, except in the case of a non-U.S. holder that actually or constructively holds more than 5% of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. Our common stock is regularly traded on an established securities market. However, no assurance can be given in this regard and no assurance can be given that our common stock will remain regularly traded in the future. If our stock is treated as a USRPI, a non-U.S. holder would be subject to regular United States federal income tax with respect to any gain on such stock in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price unless an exception applies. A non-U.S. holder also would be required to file a U.S. federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to U.S. federal income tax. Non-U.S. holders should consult their tax advisors concerning the consequences of disposing of shares of our common stock.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income, and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

●	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates, and inflation;

●	changes in assumptions used to make industry forecasts;

●	continued volatility and uncertainty in the credit markets and broader financial markets;

●	our future operating results and financial condition;

●	our business operations;

●	changes in our business and investment strategy;

●	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

●	availability, terms, and deployment of capital;

●	shortages of or increased prices for labor, land, or raw materials used in housing construction;

●	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;

●	the cost and availability of insurance and surety bonds;

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●	changes in, or the failure or inability to comply with, governmental laws and regulations;

●	the timing of receipt of regulatory approvals and the opening of projects;

●	the degree and nature of our competition;

●	our leverage and debt service obligations;

●	general volatility of the capital markets and the lack of a public market for shares of our common stock;

●	availability of qualified personnel and our ability to retain our key personnel;

●	our financial performance;

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

●	our expected use of the proceeds from this offering; and

●	additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

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USE OF PROCEEDS

Assuming the exercise of all of the Representative’s Warrants, we would receive estimated gross proceeds of approximately $1,500,000. We expect to have expenses in connection with this Offering of $22,000. We do not expect to pay any expenses in connection with any Representative’s Warrant exercises. We intend to use the net proceeds from this offering for (i) the acquisition, construction, and development of land and (ii) working capital.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021:

●	on an actual basis; and
●	as adjusted to give effect to the Preferred Offering and application of the net proceeds therefrom.

This table should be read in conjunction with the sections captioned “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto incorporated by reference in this prospectus.

	(Presented in Thousands of Dollars)
	Actual	Pro Forma As Adjusted(1)

Cash	$9,047	$10,976
Debt	23,343	20,721
Stockholders’ equity:
Common stock, no par value, 50,000,000 shares authorized, 14,890,094 outstanding	37,058	37,058
8.0% Series A Cumulative Convertible Preferred Stock	-	28,861
Additional paid-in capital	368	1,846
Accumulated deficit and minority interest	(7,326)	(7,326)
Total equity	30,100	60,439
Total capitalization	30,100	60,439

(1)	Pro Forma As Adjusted shows an estimate of the relevant balance sheet accounts after defined usage of preferred offering proceeds.

The outstanding share information in the table above is based on 14,890,094, shares of our common stock outstanding as of the date of this prospectus, and:

●	reflects 1-for-2.22 reverse split of our common stock, which was effected on April 15, 2020;

●	excludes 1,260,555 Series A Preferred Shares (HCDIP) convertible into common stock;

●	excludes 4,140,000 warrants convertible to common stock at an exercise price of $5.00 (HCDIW);

●	excludes 12,000 Series A Preferred Shares and 36,000 shares of common stock issuable upon the exercise of the warrants issued to the representatives of ThinkEquity during the Preferred Offering;

●	excludes 400,000 shares of common stock issuable upon exercise of the warrants issued to the representatives of ThinkEquity during the Follow On Offering and the receipt of the net proceeds therefrom;

●	includes 17,000 vested restricted stock units issued under our 2020 Restricted Stock Plan as of the date of this prospectus;

●	excludes 17,000 restricted stock units issued but not vested under our 2020 Restricted Stock Plan as of the date of this prospectus;

●	excludes 278,550 shares of our common stock reserved for future issuance in connection with awards under our 2018 Equity Incentive Plan; and

●	excludes 666,000 shares of our common stock reserved for future issuance in connection with awards under our 2020 Restricted Stock Plan.

(See “Description of Capital Stock.”)

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DESCRIPTION OF CAPITAL STOCK

General

We were formed as a Washington limited liability company in February 2014 and converted into a Washington corporation on October 1, 2018. We changed our name to Harbor Custom Development, Inc. on August 1, 2019. Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value, 2,000,000 of which are designated as Series A Preferred Shares. Immediately prior to this Offering, we have 14,890,094 shares of our Common Stock outstanding and 1,260,555 Series A Preferred Shares outstanding.

Common Stock

Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Under the terms of our governing documents, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HCDI.”

Preferred Stock

Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

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Series A Preferred Shares

We filed a Certificate of Designation designating the Series A Preferred Shares with the Secretary of State of Washington on June 8, 2021. We have authorized a total of 2,000,000 Series A Preferred Shares. As of the date of this prospectus, there are currently 1,260,555 Series A Preferred Shares outstanding. The Series A Preferred Shares are listed on Nasdaq under the symbol “HCDIP.”

Dividends. Holders of the Series A Preferred Shares will be entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends payable monthly in an amount per each Series A Preferred Share equal to $2.00 per share each year, which is equivalent to 8.0% per annum of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Shares will be payable monthly in arrears, beginning with the month ending June 30, 2021. To the extent declared by our Board of Directors, dividends will be payable not later than 20 days after the end of each calendar month. Dividends on the Series A Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared by our Board of Directors.

Right to Elect One Director Upon Nonpayment. If we fail to make a cash dividend payment with respect to 18 or more consecutive or non-consecutive monthly dividends (a “Dividend Nonpayment”), the holders of the Series A Preferred Shares, voting as a separate class, will be entitled to vote for the election of one additional director to serve on our Board of Directors until all dividends that are owed have been paid. Under these provisions, the authorized number of directors on our Board of Directors shall, at the next meeting of the Board of Directors, be increased by one and holders of Series A Preferred Shares, voting together as a single class, shall be entitled, at our next annual meeting of shareholders called for the election of directors or at a special meeting of shareholders called by the Board of Directors, to vote for the election of one additional member of the Board of Directors (the “Preferred Share Director”); provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board of Directors and the nominating and corporate governance committee thereof, acting in good faith, (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted), and (iii) that such Preferred Share Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). In the event of a Dividend Nonpayment, the holders of at least 50% of the outstanding Series A Preferred Shares may request that the Board of Directors call a special meeting of shareholders to elect such Preferred Share Director; provided, however, to the extent permitted by our bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Director shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders. The Preferred Share Director shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders continue to have such voting rights. At any meeting at which the holders are entitled to elect a Preferred Share Director, the holders of record of at least one-third of the then outstanding Series A Preferred Shares, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of record of a majority of such Series A Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Director. If and when all accumulated and unpaid dividends on Series A Preferred Shares have been paid in full (a “Nonpayment Remedy”), the holders shall immediately and, without any further action by us, be divested of the voting rights described in this section, subject to the revesting of such rights in the event of a subsequent Dividend Nonpayment. If such voting rights for the holders shall have terminated, the term of office of the Preferred Share Director so elected shall terminate at the next annual meeting of shareholders following the date of the Nonpayment Remedy or his or her earlier death, resignation or removal and the authorized number of directors on the Board of Directors shall automatically decrease by one. The Preferred Share Director may be removed at any time, with or without cause, by the holders of a majority in voting power of the outstanding Series A Preferred Shares then outstanding when they have the voting rights described in this section. In the event that a Dividend Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of the Preferred Share Director after a Dividend Nonpayment) may be filled by a vote of the holders of a majority in voting power of the outstanding shares of Series A Preferred Shares then outstanding when they have the voting rights described above; provided that (i) any Preferred Share Director shall be reasonably acceptable to the Board of Directors and the nominating and corporate governance committee thereof, acting in good faith; (ii) the election of any such Preferred Share Director will not cause the Company to violate the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted); and (iii) that such Preferred Share Director may not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3). The Preferred Share Director shall be entitled to one vote on any matter that shall come before the Board of Directors for a vote.

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Voting Rights. In addition to the voting rights discussed above, so long as any Series A Preferred Shares are outstanding and remain unredeemed, we may not, without the vote or consent of the holders of a majority of the Series A Preferred Shares: (i) engage in a merger, consolidation, or share exchange that materially and adversely affects the rights, preferences, or voting power of the Series A Preferred Shares, unless Series A Preferred Shares are converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences, and privileges that are materially the same as those of the Series A Preferred Shares; (ii) amend our Articles of Incorporation or the Certificate of Designation establishing the Series A Preferred Shares to materially and adversely affect the rights, preferences, or voting power of Series A Preferred Shares; or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all dividends on the Series A Preferred Shares have not been paid in full in cash.

Liquidation Preference of Series A Preferred Shares. If we liquidate, dissolve, or wind up, holders of the Series A Preferred Shares will have the right to receive $25.00 per share, plus all accumulated, accrued, and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our Common Stock or to the holders of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares. The rights of holders of Series A Preferred Shares to receive their liquidation preference also will be subject to the proportionate rights of any other class or series of our capital stock ranking in parity with the Series A Preferred Shares as to liquidation.

Anti-Dilution Provisions. The Conversion Price is subject to adjustment for: (i) the payment of stock dividends or other distributions payable in shares of Common Stock or any other class or series of our capital stock; (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase our Common Stock at a price per share less than the market price per share of Common Stock; and (iii) subdivisions, combinations, and reclassifications of our Common Stock. Holders of Series A Preferred Shares will also be entitled to participate in Extraordinary Dividends or other distributions to all holders of our Common Stock of any shares of stock (excluding Common Stock) or evidence of indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii), or (iii) above and dividends and distributions paid in cash, but not excluding Extraordinary Dividends paid in cash) to the extent each holder would have been entitled if the holder had held the number of Common Stock acquirable upon complete conversion of the holder’s Series A Preferred Shares immediately before the date on which a record is taken for such Extraordinary Dividend or distribution.

Ranking. The Series A Preferred Shares, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, will rank:

●	senior to our Common Stock and any other class of equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Shares;
●	on parity (pari passu) with any equity securities the terms of which provide that such equity securities will rank without preference or priority over the other; and
●	junior to any equity securities the terms of which provide that such equity securities will rank senior to the Series A Preferred Shares.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A Preferred Shares with respect to dividends or distributions unless the holders of at least two-thirds of the then outstanding Series A Preferred Shares consent to the same.

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Stock Options

On November 12, 2018, we adopted the 2018 Equity Incentive Plan, pursuant to which we may grant equity awards to our employees, officers, directors, and certain service providers. There are 675,676 shares of our common stock reserved for issuance under the 2018 Equity Incentive Plan.

As of the date of this prospectus, there were 397,126 shares of our Common Stock issuable upon exercise of outstanding stock options pursuant to the 2018 Equity Incentive Plan, 115,774 of which were issued to our employees with an exercise price of $0.40 per share; 67,568 of which were issued to Mr. Griffin with an exercise price of $0.44 per share; 33,784 of which were issued to Mr. Swets, with an exercise price of $2.22 per share; 20,000 of which were issued to Mr. Habersetzer, with an exercise price of $6.50 per share; 40,000 of which were issued to Ms. Meadows with an exercise price of $5.00 per share; 120,000 of which were issued in the aggregate to the six members of our Board of Directors, with an exercise price of $4.62 per share. There are 278,550 options that have not yet been issued under the 2018 Equity Incentive Plan.

Warrants

As of the date of this prospectus, we have outstanding warrants to purchase: (a) 22,524 shares of Common Stock exercisable at a per share exercise price of $0.40 for a term of ten years; (b) 88,335 shares of Common Stock exercisable at a per share price of $7.50 which vest on August 28, 2021 and expire on August 28, 2025; and (c) 400,000 shares of Common Stock exercisable at a per share price of $3.75 which vest on July 12, 2021 and expire on January 21, 2026.

We also have warrants to purchase 4,140,000 shares of common stock at an exercise price of $5.00 for a term of five years. These warrants are listed on Nasdaq under the symbol “HCDIW.”

Restricted Stock Units

On October 13, 2020, we adopted the 2020 Restricted Stock Plan, pursuant to which we may grant restricted stock unit awards to our directors, officers, and key employees. There are 700,000 shares of our Common Stock reserved for issuance under the 2020 Restricted Stock Plan.

As of the date of this prospectus, there were 34,000 shares of our Common Stock issuable upon the vesting of the restricted stock units pursuant to the 2020 Restricted Stock Plan, whereby all six of the members of our Board of Directors were issued 5,000 restricted stock units, whereby equal installments of 1,250 vest on the last day of each quarter, beginning on December 31, 2020, and an additional 4,000 restricted stock units were issued to Mr. Wong as the chair of the audit committee, whereby equal installments of 1,000 vest on the last day of each quarter, beginning on December 31, 2020. There are 666,000 restricted stock units that have not been issued under the 2020 Restricted Stock Plan.

Certain Provisions of Washington Law and of our Articles of Incorporation and Bylaws

The following summary of certain provisions of the Washington Business Corporations Act (referred to as the WBCA) and of our Articles of Incorporation and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the WBCA and our Articles of Incorporation and Bylaws. (See “Where You Can Find More Information” for how to obtain copies of our Articles of Incorporation and Bylaws.)

Our Board of Directors

Our Bylaws provide that the number of our directors will be fixed from time to time exclusively by action of our board of directors. Our Articles of Incorporation and Bylaws provide that, subject to applicable law, the rights, if any, of holders of any series of preferred stock and the rights of shareholders to fill any vacancy that results from the removal of a director at a special election meeting as described under “Removal of Directors” below, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.

Pursuant to our Bylaws, each member of our board of directors who is elected at our annual meeting of our shareholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our shareholders and until his or her successor is elected and qualified. Pursuant to our Bylaws, directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of shareholders and entitled to vote thereon, a quorum being present at such meeting.

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Removal of Directors

Our Bylaws provide that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes shareholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.

Meetings of Shareholders

Pursuant to our Bylaws, an annual meeting of our shareholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our board of directors. Each of our directors is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our board of directors, the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our shareholders for any purpose, but business transacted at any special meeting of our shareholders shall be limited to the purposes stated in the notice of such meeting. In addition, we will be required to hold a special election meeting under the circumstances described above under “Removal of Directors.”

Articles of Incorporation Amendments

Unless a higher vote is required by its governing documents, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Washington corporation’s Articles of Incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.

Pursuant to our Bylaws, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our provisions relating to the removal of directors, exculpation of directors, indemnification, and the vote of our shareholders required to amend our Bylaws. In addition, pursuant to our Articles of Incorporation, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our Articles of Incorporation, and any other provision authorized by Washington law in force at such time may be added in the manner prescribed by our Articles of Incorporation or by applicable law, and all rights, preferences and privileges conferred upon shareholders, directors or any other persons pursuant to the Articles of Incorporation are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment or modification to, or repeal of our Articles of Incorporation provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our Articles of Incorporation immediately prior to such amendment, modification, or repeal.

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Bylaw Amendments

Our board of directors has the power to amend, modify or repeal our Bylaws or adopt any new provision authorized by the laws of the State of Washington in force at such time. Under our Bylaws, the shareholders have the power to amend, modify or repeal our Bylaws, or adopt any new provision authorized by the laws of the State of Washington in force at such time, at a duly called meeting of the shareholders, solely with, notwithstanding any other provisions of our Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our shareholders at an annual meeting of shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made at a special meeting of shareholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives us the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

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Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws and Washington law contain provisions that may delay or prevent a transaction or a change in control of us that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our shareholders, which could adversely affect the market price of our common stock. Certain of these provisions are described below.

Selected provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and/or Bylaws contain anti-takeover provisions that:

●	authorize our board of directors, without further action by the shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights, and preferences of the shares of that series, and the qualifications, limitations and restrictions of that series;

●	require that actions to be taken by our shareholders may be taken only at an annual or special meeting of our shareholders;

●	specify that special meetings of our shareholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president, or shareholders of 25% of the outstanding voting shares of capital stock prior to going public and shareholders of 51% of the outstanding voting shares of capital stock after going public;

●	provide that our Bylaws may be amended by our board of directors without stockholder approval;

●	provide that directors may be removed from office only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

●	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, even though less than a quorum;

●	provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification, or repeal of, or the adoption of any new or additional provision, inconsistent with our Articles of Incorporation provisions relating to the removal of directors and the vote of our shareholders required to amend our Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

●	provide that the shareholders may amend, modify, or repeal our Bylaws, or adopt new or additional provisions of our Bylaws, only with the affirmative vote of 66 2/3% of the voting power of our capital stock entitled to vote generally; and

●	establish advance notice procedures for shareholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a shareholders meeting.

Business Combinations under Washington Law. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA prohibits, with certain exceptions, a “target corporation” from engaging in certain “significant business transactions” with an “acquiring person” who acquires 10% or more of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the acquiring person. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares, or allowing the acquiring person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met. Target corporations include all publicly traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.

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Exclusive Forum

Our Bylaws provide that a state court located within the state of Washington (or, if no state court located within the state of Washington has jurisdiction, the United States District Court for the Western District of Washington) will be the exclusive forum for: (a) any actual or purported derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of fiduciary duty by any of our directors or officers; (c) any action asserting a claim against us or our directors or officers arising pursuant to the WBCA, our Articles of Incorporation, or our Bylaws; or (d) any action asserting a claim against us or our officers or directors that is governed by the internal affairs doctrine. This provision will not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended. By becoming one of our shareholders, you will be deemed to have notice of and have consented to the provisions of our Bylaws related to the choice of forum. The choice of forum provision in our Bylaws may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Limitation on Liability and Indemnification of Directors and Officers

The WBCA provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (i) the individual acted in good faith; and (ii) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In the case of a criminal proceeding, the individual must not have had any reasonable cause to believe the conduct was unlawful.

A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation, or a proceeding in which the director was found to have improperly received a personal benefit. Washington law provides for mandatory indemnification of directors for reasonable expenses incurred when the indemnified party is wholly successful in the defense of the proceeding. A corporation may indemnify officers to the same extent as directors.

Washington law permits a director of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the Articles of Incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. Washington law further provides that a corporation may, if authorized by its articles of incorporation or bylaws or a resolution adopted or ratified by the shareholders, provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

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Our Bylaws provide, among other things, for the indemnification of directors, and authorize the board of directors to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any legal liability incurred by the individual while acting for us within the scope of his or her employment, provided, however, that such payment of expenses in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking of the director to repay all amounts advanced if it should be ultimately determined that the director is not entitled to be indemnified.

In addition, our Bylaws and director agreements provide that our directors will not be personally liable for monetary damages to us for conduct as a director if they are wholly successful in the defense of the proceeding as described above.

Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

We have retained Mountain Share Transfer, Inc., Atlanta, Georgia, as the transfer agent and warrant agent for our Common Stock, Series A Preferred Shares, and Warrants, as applicable.

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SHARES ELIGIBLE FOR FUTURE SALE

General

We have 14,890,094 shares of Common Stock issued and outstanding. Of these shares, 2,031,705 shares sold in our Initial Public Offering and 9,200,000 shares sold in our Follow-On Offering, all of which are freely tradable without restriction or further registration under the Securities Act except for any shares held by our “affiliates” as that term is defined in Rule 144 under the Securities Act which would only be able to be sold in compliance with the conditions of Rule 144. The remaining 3,658,389 shares of our Common Stock outstanding are “restricted securities” or “control securities” under the Securities Act, and a significant portion of these restricted securities are subject to the lock-up agreements described below. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities and control securities may be sold in the public market only if (i) they have been registered or (ii) they qualify for an exemption from registration under Rule 144 or any other applicable exemption.

Rule 144

Under Rule 144, a person (or persons whose shares are aggregated) who is, or was at any time during the three months preceding a sale, deemed to be our “affiliate” would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our Common Stock, which is approximately 148,731 shares of Common Stock, or the average weekly trading volume of our Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to a six-month holding period and requirements relating to manner of sale and notice requirements and the availability of current public information about us. Subject to the lock-up agreements described below, approximately 19% of our outstanding Common Stock are subject to limitations on sales by affiliates under Rule 144.

Rule 144 also provides that a person who is not deemed to be, or have been, at any time during the three months preceding a sale, our affiliate, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to be, or have been, at any time during the three months preceding a sale, our affiliate, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

2018 Equity Incentive Plan

On November 12, 2018, we adopted our 2018 Equity Incentive Plan, which provides for the grant of incentive stock options within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees, and for the grant of non-statutory stock options, restricted stock and other stock awards to our employees, directors and certain service providers and the employees and service providers of any parent and subsidiary corporation. A total of 675,676 shares of our common stock are reserved for issuance under the 2018 Equity Incentive Plan. (See “Description of Capital Stock—Stock Options.”) We filed a registration statement on Form S-8 on June 28, 2021 registering the total number of shares of our common stock that may be issued under our 2018 Equity Incentive Plan.

2020 Restricted Stock Plan

On October 13, 2020, we adopted our 2020 Restricted Stock Plan, which provides for awards of shares of common stock to our officers, directors, and key employees at the discretion of our Compensation Committee. A total of 700,000 shares of our common stock are reserved for issuance under the 2020 Restricted Stock Plan. We filed a registration statement on Form S-8 on June 28, 2021 registering the total number of shares of our common stock that may be issued under our 2020 Restricted Stock Plan.

Lock-Up Periods

Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain of our shareholders, have agreed, subject to limited exceptions, without the prior written consent of the representative of the underwriters, not to directly or indirectly, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, our common stock or any securities convertible into or exercisable or exchangeable for our common stock, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any such securities, or to enter into any transaction, swap, hedge or other arrangement relating thereto, subject to customary exceptions, or publicly disclose the intention to do any of the foregoing, for a period of 90 days following the closing of the Preferred Offering.

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CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership, and disposition of shares of our common stock offered pursuant to this prospectus. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership, or disposition of the shares of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase shares of our common stock pursuant to this prospectus and who hold the shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

●	financial institutions, banks, and thrifts;

●	insurance companies;

●	tax-exempt organizations;

●	“S” corporations, partnerships, or other pass-through entities;

●	traders in securities that elect to mark to market;

●	regulated investment companies and real estate investment trusts;

●	broker-dealers or dealers in securities or currencies;

●	United States expatriates;

●	persons subject to the alternative minimum tax;

●	persons holding our stock as a hedge against currency risks or as a position in a straddle;

●	persons that are former citizens or former long-term residents of the U.S.;

●	persons that are subject to special tax accounting rules;

●	controlled foreign corporations and passive foreign investment companies; or

●	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their own tax advisors regarding the specific United States federal income tax consequences to them.

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Prospective investors should consult their own tax advisors regarding the particular United States federal income tax consequences to them of acquiring, owning, and disposing of shares of our common stock, as well as any tax consequences arising under any state, local or foreign tax laws and any other United States federal tax laws.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock who, for United States federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. holder” nor an entity treated as a partnership for United States federal income tax purposes.

Taxation of U.S. Holders

Distributions on Shares of Our Common Stock. If we make cash or other property distributions on shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Subject to certain limitations, these distributions may be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates as “qualified dividends” if such U.S. holder meets certain holding period and other applicable requirements. The special rate will not, however, apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense.

Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. holder’s tax basis in the shares of our common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares of our common stock will be taxable as capital gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below.

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Sale or Other Taxable Dispositions of Shares of Our Common Stock. If a U.S. holder sells or disposes of shares of our common stock, such U.S. holder generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. holder’s adjusted basis in the shares of our common stock for United States federal income tax purposes. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the shares of our common stock for more than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reporting will generally apply to U.S. holders with respect to payments of dividends on shares of our common stock and to certain payments of proceeds on the sale or other disposition of shares of our common stock. Certain U.S. holders may be subject to U.S. backup withholding on payments of dividends on shares of our common stock and certain payments of proceeds on the sale or other disposition of shares of our common stock unless the beneficial owner of shares of our common stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s United States federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Medicare Tax. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to an additional tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its own tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Taxation of Non-U.S. Holders

Distributions on Shares of Our Common Stock. Distributions that are treated as dividends (see “Taxation of U.S. Holders—Distributions on Shares of Our Common Stock”) generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits (and therefore whether the distribution will be treated as a dividend), we intend to withhold from the distribution at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated as required by law. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on shares of our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Distributions that we determine are in excess of our current and accumulated earnings and profits and that are in excess of a non-U.S. holder’s tax basis in its shares of our common stock will be treated as gain from the sale of common stock as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding. See “— Sales or Other Taxable Dispositions of Shares of our Common Stock” below for a discussion of the treatment of USRPHCs.

Sales or Other Taxable Dispositions of Shares of Our Common Stock. Subject to the discussion of backup withholding and withholding tax relating to foreign accounts below, a non-U.S. holder generally will not be subject to United States federal income tax for gain recognized on a sale or other disposition of common stock unless one of the following conditions is satisfied:

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder). The non-U.S. holder will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale or other disposition under regular graduated United States federal income tax rates. Effectively connected gains realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate as may be specified by an applicable income tax treaty;

●	in the case of a non-U.S. holder who is an individual and holds the common stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist. Such gain will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States); or

●	our common stock constitutes a USRPI within the meaning FIRPTA by reason of our status as a USRPHC for United States federal income tax purposes.

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With respect to the third bullet point above, because of our holdings of United States real property interests, we believe that we are a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and any foreign real property interests, it is possible that we may not remain a USRPHC in the future. As a USRPHC, if a class of our stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), such stock will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively holds more than 5% of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. We anticipate that our common stock will be regularly traded on an established securities market following this offering. However, no assurance can be given in this regard and no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under FIRPTA as a sale of a USRPI, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of shares of our common stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price unless an exception applies. A non-U.S. holder also will be required to file a United States federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to United States federal income tax.

Non-U.S. holders should consult their own tax advisors concerning the consequences of selling or otherwise disposing of shares of our common stock.

Backup Withholding Tax and Information Reporting. We must report annually to each non-U.S. holder of shares of our common stock and to the IRS the amount of payments on the shares of our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on shares of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non- financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which shares of our common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on shares of our common stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of shares of our common stock in respect of amounts withheld.

Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our common stock.

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PLAN OF DISTRIBUTION

We are offering 400,000 shares of our common stock underlying the Representative’s Warrants. The terms of such Representative’s Warrants are described under “Description of Securities.”

The common stock issuable upon the exercise of the Representative’s Warrants will not be offered through underwriters, or brokers, or dealers. We will not pay any compensation in connection with the offering of the shares upon exercise of the Representative’s Warrants.

The shares of common stock offered by this prospectus will be issued and sold upon the exercise of the Representative’s Warrants. The shares of common stock issuable upon exercise of the outstanding Representative’s Warrants will be listed on The Nasdaq Capital Market under the symbol “HCDI.” The common stock will be distributed to holders who exercise the Representative’s Warrants and deliver payment of the purchase price, in accordance with the terms of the warrant.

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LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by FitzGerald Yap Kreditor LLP, Irvine, California.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2020 and 2019, included in this prospectus have been so included in reliance on the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file proxy statements, periodic information, and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.harborcustomdev.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 31, 2021;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 17, 2021;

3.	Our Current Reports on Form 8-K filed with the SEC on January 15, 2021; January 21, 2021; January 22, 2021; January 26, 2021; March 9, 2021; March 26, 2021; May 17, 2021; June 3, 2021; June 8, 2021; June 10, 2021; June 14, 2021; and July 2, 2021, except for any information furnished under Item 2.02 or Item 7.01 therein, which is not deemed to be filed and not incorporated by reference herein; and

4.	Proxy Statement on Schedule 14A filed on April 28, 2021.

All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Harbor Custom Development, Inc., Attention: Investor Relations, 11505 Burnham Dr., Suite 301, Gig Harbor, Washington 98332, telephone (253) 649-0636. You may also view such documents on our website under the “Investor Relations” tab on www.harborcustomhomes.com. Any of the other information found on our website, or third-party websites that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

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400,000 Shares of Common Stock

Harbor Custom Development, Inc.

PROSPECTUS

[  ], 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with a distribution of securities being registered.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$-
Accounting fees and expenses	$10,000
Transfer agent and registrar fees and expenses	$2,000
Legal fees and expenses	$20,000
Miscellaneous	$-
Total	$22,000

Item 14. Indemnification of Directors and Officers.

We may indemnify any person who is, or is threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, and whether by or in the right of us or its shareholders or by any other party, by reason of the fact that the person is, as such terms are defined in the Bylaws, a Director, Officer-Director, or Subsidiary Outside Director against judgements, penalties or penalty taxes, fines, settlements (even if paid or payable to us or our shareholders or to, as such term is defined in the Bylaws, a Subsidiary Corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such action, suit or proceeding unless the liability and expenses were on account of conduct adjudged by a court having jurisdiction, from which there is no further right to appeal, based upon clear and convincing evidence, or Finally Adjudged, to be an act or omission that involve intentional misconduct or a knowing violation of law, conduct violating Section 23B.08.310 of the Washington Business Corporation Act, as amended, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which the person is not legally entitled. Such expenses reasonably incurred will be paid or reimbursed by us, upon request of such person, in advance of the final disposition of such action, suit or proceeding upon receipt by us of a written, unsecured promise by the person to repay such amount if, upon final adjudication, such person is not entitled to indemnification.

Our Bylaws further provide that we will provide indemnification and advancement of expenses in connection with either an administrative proceeding or civil action instituted by a federal banking agency to the extent permitted, and in the manner prescribed by, any state or federal laws or regulations applicable to us, or any formal policies adopted by a regulatory agency having jurisdiction over us.

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To the extent that indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors and officers, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

Section 23B.08.320 of the Washington Business Corporation Act, as amended, provides that articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating Section 23B.08.310 of the Washington Business Corporation Act, as amended, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Bylaws provide that no Director, Officer-Director, former Director, or former Officer-Director will be personally liable to us or our shareholders for monetary damages for conduct as a Director or Officer-Director occurring after the effective date of Article 10 of the Articles of Incorporation, unless the conduct is Finally Adjudged.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued by us since our conversion to a corporation on October 1, 2018.

(a) Issuance of Capital Stock.

On October 1, 2018, we issued 3,153,154 shares of Common Stock at a price of $0.31 per share to our founder, Chief Executive Officer, and President, Sterling Griffin, in exchange for his ownership interest in us when we were a limited liability company, for aggregate consideration of $980,000. Mr. Griffin is an accredited investor for purposes of Rule 501 of Regulation D.

On October 17 and November 1, 2018, respectively, we issued 33,784 shares of our Common Stock at a price of $0.31 per share each to Richard Schmidtke and Robb Kenyon for serving on our Board of Directors, for aggregate consideration of $10,500. Messrs. Schmidtke and Kenyon are accredited investors for purposes of Rule 501 of Regulation D.

On October 1, 2018, we issued 90,091 shares of our Common Stock at a price of $0.31 per share to Richard Schmidtke to act as our Chief Financial Officer and Secretary, for aggregate consideration of $28,000. Mr. Schmidtke is an accredited investor for purposes of Rule 501 of Regulation D.

On November 30, 2018, we issued a total of 202,703 shares of our Common Stock at a price of $0.31 per share to four consultants for providing services to us for aggregate consideration of $63,000. All of the consultants are accredited investors for purposes of Rule 501 of Regulation D.

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On May 15, 2020, we entered into a debt conversion agreement with Olympic Views, LLC “Olympic”), whereby we agreed to convert approximately $496,956 of outstanding indebtedness we owe to Olympic into 82,826 shares of our Common Stock at the price of $6.00 per share, which conversion occurred immediately following the determination of the public offering price per share of our Common Stock sold in the Initial Public Offering. Sterling Griffin, our Chief Executive Officer and President, previously owned 50% of Olympic. Olympic is an accredited investor for purposes of Rule 501 of Regulation D. Mr. Griffin sold 100% of his membership interests in Olympic on December 2, 2020.

On August 10, 2020, our Chief Executive Officer and President, Sterling Griffin transferred 535,765 shares of his Common Stock into an irrevocable trust entitled The Griffin Investment Trust. Neither Mr. Griffin nor his spouse nor anyone else whose ownership may be considered as beneficial owners with Mr. and Mrs. Griffin are a trustee or beneficiary of The Griffin Investment Trust.

The offers, sales and issuances of securities listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to accredited investors and did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Option Grants.

During the year ended December 31, 2018, we issued 157,664 options. There were no stock options granted during 2018 where the exercise price equaled the stock price at the date of the grant. For stock options granted during 2018 where the exercise price was above the stock price at the date of the grant, the weighted-average fair value of such options was $0.03, and the weighted-average exercise price for such options was $0.42. No options were granted during 2018 where the exercise price was less than the price of our Common Stock at the date of grant or where the exercise price was greater than the price of our Common Stock at the date of grant.

During the year ended December 31, 2019, we issued 106,762 options. There were no stock options granted during 2019 where the exercise price equaled the stock price at the date of the grant. For stock options granted during 2019 where the exercise price was above the stock price at the date of the grant, the weighted-average fair value of such options was $0.04, and the weighted-average exercise price for such options was $0.40. No options were granted during 2019 where the exercise price was less than the Common Stock price at the date of grant or where the exercise price was greater than the Common Stock price at the date of grant.

During the year ended December 31, 2020, we issued 213,784 options to a member of our Board of Directors and several employees. The options have an exercise price of $2.22 to $6.50 per share, a term of five to ten years, and vest from February 7, 2021 through September 30, 2022. We also issued an aggregate of 34,000 RSUs to the members of the Board of Directors.

The options described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our stock option plans.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

See the Exhibit Index immediately preceding the Signature Page.

(b) Financial Statement Schedules:

See our Consolidated Financial Statements starting on page F-1 in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q which are incorporated herein by reference. All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required, are inapplicable or the information is included in the consolidated financial statements, and have therefore been omitted.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
1.1	Underwriting Agreement (including the Form of Warrant) between the Registrant and ThinkEquity	8-K	1.1	09/03/2020
3.1	Certificate of Conversion and Articles of Incorporation of the Registrant filed with the Washington Secretary of State on October 1, 2018	S-1	3.1	03/31/2020
3.2	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on December 7, 2018	S-1	3.2	03/31/2020
3.3	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on August 1, 2019	S-1	3.3	03/31/2020
3.4	2nd Amended and Restated Bylaws of the Registrant, dated January 15, 2020	S-1	3.4	03/31/2020
3.5	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on April 16, 2020	S-1/A	3.5	04/28/2020
3.6	Certificate of Designation of Series A Preferred Shares	8-K	3.1	06/10/2021
4.1	2018 Incentive and Non-Statutory Stock Option Plan to Employees, Directors, and Consultants of Harbor Custom Homes, Inc., dated November 19, 2018	S-1	4.1	03/31/2020
4.2	2020 Restricted Stock Plan, dated October 13, 2020	10-Q	10.1	11/16/2020
5.1	Opinion of FitzGerald Yap Kreditor, LLP	S-1	5.1	01/12/2021
10.1	Service Agreement between Registrant and Hanover International, Inc., dated May 1, 2018 and Addendum to Service Agreement between Registrant and Hanover International, Inc., dated November 29, 2018	S-1	10.1	03/31/2020
10.2	Independent Contractor Agreement between Registrant and Richard Schmidtke dated, August 21, 2018 and Addendum to Independent Contractor’s Agreement between the Registrant and Richard Schmidtke, dated September 30, 2018	S-1	10.2	03/31/2020
10.3	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated August 23, 2019	S-1	10.3	03/31/2020
10.4	Director Agreement between Registrant and Richard Schmidtke, dated October 17, 2018	S-1	10.4	03/31/2020
10.5	RWC Limited Warranty Program Membership Agreement between Registrant and Residential Warranty Company, LLC and Western Pacific Mutual Insurance Company, dated October 18, 2018	S-1	10.5	03/31/2020
10.6	Independent Director Agreement between the Registrant and Robb Kenyon, dated November 1, 2018	S-1	10.6	03/31/2020
10.7	Executive Employment Agreement between the Registrant and Sterling Griffin, effective January 1, 2019	S-1	10.7	03/31/2020
10.8	Lease Agreement between Burnham Partners, LLC and Registrant, dated December 19, 2017	S-1	10.8	03/31/2020
10.9	Lease Agreement between Burnham Partners, LLC and Registrant, dated May 30, 2018	S-1	10.9	03/31/2020
10.10	Purchase and Sale Agreement between the Registrant and Burnham Partners LLC, dated March 9, 2021	10-K	10.10	03/31/2021
10.11	Independent Director Agreement with Larry Swets, dated March 22, 2020	S-1	10.11	03/31/2020
10.12	SoundEquity, Inc. Loan Package, dated November 13, 2019	S-1/A	10.12	04/28/2020
10.13	Form of Deed of Trust for PBRELF I, LLC	S-1/A	10.13	04/28/2020
10.14	Debt Conversion Agreement between Olympic Views, LLC and Registrant, dated May 15, 2020	S-1/A	10.14	06/01/2020
10.15	Vacant Lot Purchase and Sale Agreement between Olympic Views, LLC and Registrant, dated February 14, 2020	S-1/A	10.15	06/01/2020
10.16	Indemnification Agreement between Registrant and Larry Swets, dated June 1, 2020	S-1/A	10.16	06/19/2020
10.17	Agreement of Sale of Future Receivables between Registrant and Libertas Funding, LLC, dated August 12, 2020	S-1	10.17	01/07/2021
10.18	Lease/Rental Agreement between the Registrant and Olympic Views, LLC, dated January 28, 2019.	S-1	10.23	01/07/2021
10.19	Offer of Employment to Jeff Habersetzer from the Registrant dated December 18, 2019	S-1	10.24	01/07/2021
10.20	Offer Letter to Lynda Meadows, dated June 7, 2020	8-K	10.1	09/08/2020
10.21	Lease Agreement between Burnham Partners, LLC and Registrant, dated February 18, 2021	10-K	10.21	03/31/2021
10.22	Lease Agreement between Burnham Partners, LLC and Registrant dated February 18, 2021	10-K	10.22	03/31/2021
10.23	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated November 18, 2020	10-K	10.23	03/31/2021
10.24	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated February 16, 2021	10-K	10.24	03/31/2021
10.25	SoundEquity, Inc. Loan Package, dated October 4-5, 2021	10-K	10.25	03/31/2021
10.26	Promissory Note between Registrant and Sound Equity, Inc., dated January 22, 2021	10-K	10.26	03/31/2021
21.1	Subsidiaries of Registrant	S-1	21.1	01/07/2021
23.1	Consent of Rosenberg Rich Baker Berman, P.A.				X
23.2	Consent of FitzGerald Yap Kreditor LLP (included in Exhibit 5)
24.1	Power of Attorney	S-1	24.1	01/07/2021

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gig Harbor, State of Washington, on July 27, 2021.

Harbor Custom Development, Inc.

By:	/s/ Sterling Griffin
Sterling Griffin
Chief Executive Officer, President, and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, President, and Chairman of the Board of Directors	July 27, 2021
Sterling Griffin	(Principal Executive Officer)

*	Chief Financial Officer	July 27, 2021
Lynda Meadows	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 27, 2021
Richard Schmidtke

*	Director	July 27, 2021
Dennis Wong
*	Director	July 27, 2021
Larry Swets
*	Director	July 27, 2021
Wally Walker

*By:	/s/ Sterling Griffin
Sterling Griffin Attorney-in-fact

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